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                               CAMDEN COGEN L.P.;
                         a Delaware Limited Partnership

                                   ----------

                           AMENDMENT AND RESTATEMENT
                                   dated as of
                                 April 1, 1993
                                     of the
                      CONSTRUCTION AND TERM LOAN AGREEMENT
                          Dated as of February 4, 1992

                                   ----------

                     GENERAL ELECTRIC CAPITAL CORPORATION,
                      as Collateral Agent for the Lenders,

              THE SENIOR TRANCHE AGENT NAMED ON SCHEDULE 6 HERETO,
                       as Agent for the Tranche A Lenders,

              THE JUNIOR TRANCHE AGENT NAMED ON SCHEDULE 6 HERETO, as Agent for the Tranche B Lenders and the Tranche C Lenders,

                       THE TRANCHE A LENDERS PARTY HERETO,

                      THE TRANCHE B LENDERS PARTY HERETO,

                      THE TRANCHE C LENDERS PARTY HERETO,

                                      and

                     GENERAL ELECTRIC CAPITAL CORPORATION,
                         as the Letter of Credit Issuer
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

                                TABLE OF CONTENTS
                                                                       Page
                                                                       ----
SECTION 1. DEFINITIONS .............................................     1
     1.1   Certain Defined Terms ...................................     1
           Additional Contract .....................................     1
           Adverse Environmental Event .............................     1
           Affected Agent ..........................................     2
           Affected Lenders ........................................     2
           Affiliate ...............................................     2
           Agency Fees .............................................     2
           Agents ..................................................     2
           Agreement ...............................................     2
           Amended and Restated Security Deposit Agreement .........     2
           Annual Period ...........................................     3
           Applicable Eurocurrency Reserve Requirements ............     3
           Applicable Law ..........................................     3
           Assigned Contracts ......................................     3
           Assignees' Ratio ........................................     3
           Assignment and Security Agreement .......................     3
           Assignments .............................................     3
           Base Rate ...............................................     4
           Base Rate Loans .........................................     4
           Basic Documents .........................................     4
           Borrowing Date ..........................................     4
           Business Day ............................................     5
           Called Principal ........................................     5
           Capital Contribution Agreement ..........................     5
           Capital Lease ...........................................     5
           Certified Construction Costs ............................     5
           Code ....................................................     6
           Cogen ...................................................     6
           Cogen Pledge Agreement ..................................     6
           Collateral ..............................................     6
           Collateral Security Documents ...........................     6
           Commitment Percentage ...................................     6
           Commonly Controlled Entity ..............................     6
           Completion Budget .......................................     6
           Completion Certificate ..................................     6
           Conformed Agreement Date ................................     6
           Consents to Assignment ..................................     7
           Construction Budget .....................................     7
           Construction Lender .....................................     7
           Construction Loan Maturity Date .........................     7
           Construction Loans ......................................     7
           Construction Note .......................................     7
           Contractor Letter of Credit .............................     7
           Contractual Obligation ..................................     7
           Counterparty ............................................     8
           Date of Commercial Operation ............................     8
           Debt Service Account ....................................     8
           Declared Event of Loss ..................................     8
           Default .................................................     8

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                                                                       Page
                                                                       ----
           Default Rate .............................................    8
           Development Fee ..........................................    8
           Discounted Value .........................................    8
           Dollars ..................................................    8
           Drawing Date .............................................    8
           EBDIT ....................................................    8
           Eligible Assignee ........................................    9
           Environmental Discharge ..................................    9
           Environmental Notice .....................................    9
           EPC Contractor ...........................................   10
           EPC Contracts ............................................   10
           Equipment Supply Contract ................................   10
           ERISA ....................................................   10
           Eurodollar Base Rate .....................................   10
           Eurodollar Interest Period ...............................   10
           Eurodollar Loans .........................................   11
           Eurodollar Rate ..........................................   11
           Event of Default .........................................   11
           Event of Loss ............................................   11
           Facility .................................................   12
           FERC .....................................................   12
           Fixed Charge Coverage Ratio ..............................   12
           Fixed Eurocurrency Reserves Requirements .................   13
           Floating Eurocurrency Reserves Requirements ..............   13
           Fuel .....................................................   13
           GAAP .....................................................   14
           Gas Purchase Agreement ...................................   14
           Gas Service Agreement ....................................   14
           GE Capital's Ratio .......................................   14
           General Electric .........................................   14
           General Partner Term Loan ................................   14
           General Partner Term Loan Agreement ......................   14
           Governmental Approvals ...................................   14
           Governmental Authority ...................................   14
           Guarantee Obligation .....................................   15
           Hazardous Materials ......................................   15
           Indebtedness .............................................   15
           Independent Engineer .....................................   16
           Insolvency ...............................................   16
           Insolvent ................................................   16
           Installment Payment Date .................................   16
           Insurance and Condemnation Proceeds Account ..............   16
           Intercreditor Agreement ..................................   16
           Interest Payment Date.....................................   16
           Interest Rate ............................................   16
           Interest Rate Hedging Agreement ..........................   17
           Interest Rate Hedging Obligations ........................   17
           Lenders ..................................................   17
           Lenders' Site Representative .............................   17
           Letter Agreement .........................................   17
           Letter of Credit Fees ....................................   17
           Letters of Credit ........................................   17
           LIBOR ....................................................   18
           LIBOR (Reference Banks) ..................................   18

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                                                                       Page
                                                                       ----
           Lien .....................................................   18
           Limited Partner ..........................................   18
           Loans ....................................................   18
           Midlantic ................................................   18
           Midlantic Agreements .....................................   19
           Mortgage .................................................   19
           Multiemployer Plan .......................................   19
           Notes ....................................................   19
           Obligations ..............................................   19
           Operation and Maintenance Agreement ......................   19
           Operator .................................................   19
           Original Loan Agreement ..................................   20
           Participants .............................................   20
           Participations ...........................................   20
           Partners .................................................   20
           Partnership Agreement ....................................   20
           Partnership Required Payments Reserve Account ............   20
           PBGC .....................................................   20
           Permitted Assignee .......................................   20
           Permitted Investments ....................................   21
           Permitted Liens ..........................................   21
           Person ...................................................   22
           Plan .....................................................   22
           Plans and Specifications .................................   22
           Power Purchase Agreement .................................   22
           Presence .................................................   22
           Project ..................................................   22
           Project Contracts ........................................   22
           Project Cost .............................................   22
           Prudent Utility Practice .................................   22
           PSE&G ....................................................   23
           PSE&G Gas Letter of Credit ...............................   23
           PSE&G Subordinated Mortgage ..............................   23
           PUC ......................................................   23
           PURPA Qualifying Facility ................................   23
           Reference Tranche A Term Lenders .........................   23
           Relevant Environmental Law ...............................   23
           Reorganization ...........................................   23
           Reportable Event .........................................   24
           Reporting Participant ....................................   24
           Required Lenders .........................................   24
           Requirement of Law .......................................   24
           Responsible Officer ......................................   24
           Second Capital Contribution Date .........................   24
           Security Agent ...........................................   24
           Security Agreement .......................................   25
           Security Deposit Agreement ...............................   25
           Senior Debt Service Reserve Letter of Credit .............   25
           Settlement Date ..........................................   25
           Single Employer Plan .....................................   25
           Site .....................................................   25
           Steam Host ...............................................   25
           Steam Supply Agreement ...................................   25

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                                                                       Page
                                                                       ----
           Stipulated Redemption Values .............................   25
           Subsidiary ...............................................   25
           Substantial Completion ...................................   26
           Term Loan ................................................   26
           Term Loan Conversion Date ................................   26
           Term Notes ...............................................   26
           Title Company ............................................   26
           Tranche A Distribution ...................................   26
           Tranche A Lender .........................................   26
           Tranche A Term Loan Maturity Date ........................   26
           Tranche C Lender .........................................   27
           Tranche C Term Loans .....................................   27
           Tranche C Term Notes .....................................   27
           Transfer Assignment and Acceptance .......................   27
           Transferee ...............................................   27
           Treasury Yield ...........................................   27
           Turnkey Contract .........................................   27
           Turnkey Contractor .......................................   27
           Uniform Commercial Code ..................................   27
           Voting Stock .............................................   28
           Working Day ..............................................   28
           Yield-Maintenance Premium ................................   28
     1.2   Other Definitional Provisions ............................   28

SECTION 2. AMOUNTS AND TERMS OF TERM LOAN ...........................   28
     2.1   Term Loans ...............................................   28
     2.2   Term Notes ...............................................   28

SECTION 3. LETTERS OF CREDIT AND REIMBURSEMENT LOANS ................   30
     3.1   Letter of Credit Commitment ..............................   30
     3.2   Payments by the Borrower .................................   31
     3.3   Letter of Credit Fees ....................................   31
     3.4   Obligations Absolute .....................................   31
     3.5   Indemnification ..........................................   32
     3.6   Liability of the Letter of Credit Issuer and
             the Credit Lender ......................................   32
     3.7   Assignments ..............................................   33
     3.8   Participations ...........................................   33

SECTION 4. PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT: FEES
             AND PAYMENTS ...........................................   33
     4.1   Agency Fee ...............................................   33
     4.2   Prepayments ..............................................   33
     4.3   Interest Rates and Payment Dates .........................   35
     4.4   Interest Rate Conversions ................................   36
     4.5   Pro Rata Payments ........................................   36
     4.6   Inability to Determine Eurodollar Rate ...................   37
     4.7   Computation of Interest and Fees .........................   38
     4.8   Increased Costs ..........................................   38
     4.9   Indemnity ................................................   40
     4.10  Taxes ....................................................   40
     4.11  Limitation  of Liability .................................   41

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                                                                       Page
                                                                       ----
SECTION 5. REPRESENTATIONS AND WARRANTIES ...........................   42
     5.1   Financial Statements .....................................   42
     5.2   Partnership Existence and Business; Partners .............   42
     5.3   Compliance with Law ......................................   43
     5.4   Power and Authorization; Enforceable Obligations .........   43
     5.5   Permits and Approvals ....................................   45
     5.6   No Legal Bar .............................................   46
     5.7   No Proceeding or Litigation ..............................   46
     5.8   No Default or Event of Loss ..............................   47
     5.9   Ownership of Property; Liens .............................   47
     5.10  Taxes ....................................................   47
     5.11  Federal Regulations ......................................   48
     5.12  ERISA ....................................................   48
     5.13  Investment Company Act ...................................   49
     5.14  Collateral Security Documents ............................   49
     5.15  Full Disclosure ..........................................   50
     5.16  Project Contracts ........................................   50
     5.17  Property Rights,  Utilities, Etc. ........................   50
     5.18  Compliance with Building Codes, Zoning Laws, Etc . .......   51
     5.19  Principal Place of Business, Etc. ........................   51
     5.20  Representations and Warranties ...........................   51
     5.21  Material Technology ......................................   51
     5.22  Sufficiency of Basic Documents ...........................   52
     5.23  Environmental Matters ....................................   52
     5.24  Public Utility Status ....................................   53

SECTION 6. CONDITIONS PRECEDENT .....................................   54
     6.1   Conditions  to the Term Loans ............................   54
            (a) Term Notes ..........................................   54
            (b) Capital Contributions ...............................   54
            (c) Legal Opinions ......................................   54
            (d) Authorizing Actions .................................   55
            (e) Interest Rate Hedging Obligations ...................   55
            (f) Easements ...........................................   55
            (g) Representations and Warranties ......................   56
            (h) Additional Documents ................................   56
            (i) Additional Matters ..................................   56

SECTION 7. AFFIRMATIVE COVENANTS ....................................   57
     7.1   Completion of Facility ...................................   57
     7.2   Conduct of Business, Maintenance of Existence, Etc. ......   57
     7.3   Payment of Obligations ...................................   57
     7.4   Performance under Other Agreements .......................   57
     7.5   Insurance Coverage .......................................   58
     7.6   Adjustment of Losses .....................................   62
     7.7   Application of Payments ..................................   62
     7.8   Evidence of Insurance ....................................   62
     7.9   Insurance Report .........................................   63
     7.10  No Duty of the Agents to Verify ..........................   63
     7.11  Inspection of Property;  Books and Records ...............   63
     7.12  Compliance with Laws .....................................   63
     7.13  Financial Statements .....................................   63
     7.14  Certificates; Other Information ..........................   64

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                                                                       Page
                                                                       ----
     7.15   Taxes and Claims .........................................   66
     7.16   Mechanics' and Materialmen's Liens .......................   67
     7.17   Maintenance of Property ..................................   68
     7.18   Notices ..................................................   68
     7.19   Assignments of Additional Contracts: Maintenance
            of Liens of the Collateral Security Documents:
            Mortgage .................................................   70
     7.20   Agent for Service of Process .............................   71
     7.21   Employee Plans ...........................................   71
     7.22   Qualifying Facility Status ...............................   71
     7.23   Fiscal Year ..............................................   71
     7.24   Easements ................................................   71
     7.25   Storage of Materials .....................................   71
     7.26   Gas Supply Arrangements ..................................   71

SECTION 8.  NEGATIVE COVENANTS .......................................   72
     8.1    Merger, Sale of Assets, Purchases, Etc. ..................   72
     8.2    Indebtedness; Guarantee Obligations ......................   72
     8.3    Distributions, Etc. ......................................   73
     8.4    Liens ....................................................   73
     8.5    Nature of Business .......................................   73
     8.6    Amendment of Contracts, Etc. .............................   73
     8.7    Investments ..............................................   73
     8.8    Qualifying Facility ......................................   73
     8.9    Leases ...................................................   74
     8.10   Change of Office .........................................   74
     8.11   Change of Name ...........................................   74
     8.12   Compliance with ERISA ....................................   74
     8.13   Transactions with Affiliates and Others ..................   74
     8.14   Alterations of the Site or Project .......................   75
     8.15   Changes  in  Plans  and Budgets ..........................   75
     8.16   Change Orders ............................................   75
     8.17   Capital Expenditures .....................................   75
     8.18   Sale and Leaseback .......................................   75
     8.19   Approval of Significant Additional Contracts .............   75
     8.20   Gas Purchase Agreements ..................................   76

SECTION 9.  EVENTS OF DEFAULT ........................................   76

SECTION 10. THE AGENTS AND RELATIONS AMONG LENDERS, ETC. .............   82
     10.1   Appointment of Agents, Powers and Immunities .............   82
     10.2   Reliance  by  Agent ......................................   83
     10.3   Defaults .................................................   83
     10.4   Rights  as  Lenders ......................................   83
     10.5   Indemnification ..........................................   84
     10.6   Non-Reliance  on Agent and Other  Lenders ................   84
     10.7   Resignation or Removal of Agents .........................   84
     10.8   Authorization ............................................   85

SECTION 11. MISCELLANEOUS ............................................   85
     11.1   Amendments and Waivers ...................................   85
     11.2   Notices ..................................................   86

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                                                                        Page
                                                                        ----
     11.3   No Waiver; Cumulative Remedies ...........................   87
     11.4   Survival .................................................   87
     11.5   Expenses .................................................   87
     11.6   Indemnification ..........................................   87
     11.7   Successors and Assigns; Transferees;
            Transferred Interests ....................................   88
     11.8   Severability .............................................   90
     11.9   Headings .................................................   90
     11.10  Counterparts .............................................   90
     11.11  The Landers Sole Beneficiaries ...........................   90
     11.12  Maximum Interest Rate ....................................   90
     11.13  Governing Law ............................................   91
     11.14  Submission to Jurisdiction; Waivers ......................   91

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SCHEDULES
Schedule 1     Site and Easements
         2     Permits and Approvals
         3     Recordings and Filings
         4     Construction Budget
         5     Ordinary Course Permits Schedule
         6     Commitments; Commitment Percentages;
         7     Borrower Letters of Credit
Addresses

EXHIBITS
Exhibit  A-l   Form of Tranche A Term Note
         A-2   Form of Tranche B Term Note
         A-3   Form of Tranche C Term Note
         B     Form of Completion Certificate
         C     Form of Assignment and Acceptance

        AMENDMENT AND RESTATEMENT, dated as of April 1, 1993 of the CONSTRUCTION AND TERM LOAN AGREEMENT, dated as of February 4, 1992 among (i) CAMDEN COGEN L.P., a Delaware limited partnership (the "Borrower"), of which Cogen Technologies Camden GP Limited Partnership, a Delaware limited partnership (the "General Partner"), is the sole general partner, (ii) the lenders from time to time parties to this Agreement (the "Lenders") and (iii) GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), as agent for the Lenders thereunder and as collateral agent for the Lenders hereunder (in such capacity, the "Agent") and as the issuer of the Letters of Credit hereinafter referred to.

                              W I T N E S S E T H:

        WHEREAS, the Borrower, the Lender, the Agent and GE Capital, as issuer of the Letters of Credit (in such capacity, the "Letter of Credit Issuer") desire to amend and restate the Original Loan Agreement (as hereinafter defined) in its entirety, among other things, to add the Senior Tranche Agent (the "Senior Tranche Agent"), the Junior Tranche Agent (the "Junior Tranche Agent"), the Tranche A Lenders, the Tranche B Lenders, the Tranche C Lenders as parties hereto and to substitute the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans in lieu of the Term Loan;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        SECTION 1. DEFINITIONS
                   ------------

        1.1 Certain Defined Terms. As used in this Agreement, the following terms have the following meanings (such definitions to be equally applicable to both singular and plural forms of the terms defined):

                  "Additional Contract": (a) any contract entered into by the Borrower after the date of execution and delivery of this Agreement, relating to
(i) the transmission or sale by the Borrower of any of the Facility's electrical or steam output or (ii) the supply or transportation of Fuel to the Facility or
(b) any material contract entered into by the Borrower after the date of execution and delivery of this Agreement relating to the supply of goods or services necessary for the construction, maintenance or operation of the Facility (other than employment contracts).

                  "Adverse Environmental Event": any event relating to environmental protection or any other environmental matter the occurrence of which creates a material likelihood that (a) the Project cannot be completed (i) in accordance with the schedule set forth in the Turnkey Contract, (ii) within the Construction Budget and (iii) in the manner necessary for the Facility once completed to have the capacity and functional ability to perform, on a continuing basis (ordinary wear and tear excepted), in normal commercial operation, the functions and substantially all the ratings for which it was specifically designed in accordance with the Plans and Specifications or (b) the ability of the Borrower to perform its obligations under the Basic Documents to which it is a party would be materially and adversely affected.

                  "Affected Agent": with respect to the Tranche A Term Loans, the Senior Tranche Agent and with respect to the Tranche B and/or Tranche C Term Loans, the Junior Tranche Agent.

                  "Affected Lenders": with respect to the Tranche A Term Loans, the Tranche A Lenders, with respect to the Tranche B Loans, the Tranche B Lenders and, with respect to the Tranche C Loans, the Tranche C Lenders.

                  "Affiliate": of any designated Person, each Person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person and, without limiting the generality of the foregoing, shall include (i) any Person which beneficially owns or holds 10% or more of any class of voting securities of such designated Person or 10% or more of the equity interest in such designated Person and (ii) any Person of which such designated Person beneficially owns or holds 10% or more of any class of voting securities or in which such designated Person beneficially owns or holds 10% or more of the equity interest. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agency Fees": as defined in subsection 4.1.

                  "Agents": the collective reference to the Agent, the Senior Tranche Agent and the Junior Tranche Agent.

                  "Agreement": this amended and restated Construction and Term Loan Agreement, as further amended, supplemented or otherwise modified from time to time.

                  "Amended and Restated Security Deposit Agreement": as defined in the Capital Contribution Agreement.

                  "Annual Period": a period of four consecutive calendar quarters.

                  "Applicable Eurocurrency Reserve Requirements": with respect to any Eurodollar Interest Period, the sum of (a) the product of (i) GE Capital's Ratio and (ii) (l.OO-Fixed Eurocurrency Reserve Requirements) and (b) the product of (i) Assignees' Ratio and (ii) (l.00-Floating Eurocurrency Reserve Requirements).

                  "Applicable Law": as to any Person, the Certificate of Incorporation and By-Laws or partnership agreement or other organizational or governing documents of such Person, or any law, treaty, rule or regulation or any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

                  "Assigned Contracts": the collective reference to the Capital Contribution Agreement, the Project Contracts and from and after the date of execution thereof by the Borrower, each Additional Contract which the Senior Tranche Agent has requested to be assigned to the Agent pursuant to subsection 7.19.

                  "Assignees' Ratio": with respect to each Eurodollar Interest Period in respect of a Tranche A Term Loan, the quotient of (i) the aggregate principal amount of all Tranche A Term Loans and all Participations in Tranche A Term Loans granted by GE Capital, in each case, held by banks which, as of the first day of such Eurodollar Interest Period, are members of the Federal Reserve System and are required by any regulation of the Board of Governors of the Federal Reserve System or any other Governmental Authority having jurisdiction to maintain reserve requirements prescribed for eurocurrency funding, divided by
(ii) the aggregate principal amount of the Tranche A Term Loans.

                  "Assigmment and Security Agreement": the Assignment and Security Agreement dated the Conformed Agreement Date by the General Partner in favor of the Agent, as amended by Amendment No. 1 thereto dated as of April 1, 1993, and as the same may be further amended, supplemented or otherwise modified from time to time.

                  "Assignments": the collective reference to (a) the Assignments with respect to the Power Purchase Agreement, the Equipment Supply Contract, the Steam Supply Agreement, the Gas Service Agreement, the Turnkey Contract, and the Operation and Maintenance Agreement executed by the Borrower in favor of the Agent for the ratable benefit of the Lenders, and (b) from and after the date any other Additional Contract is assigned by the Borrower to the

Agent for the ratable benefit of the Lenders pursuant to subsection 7.19, an assignment with respect to such contract in form and substance reasonably satisfactory to the Required Lenders.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next l/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus l/2 of 1%. "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Bankers Trust Company as its prime rate in effect at its principal office in New York City. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Senior Tranche Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Senior Tranche Agent shall have determined (which determination shall be conclusive absent demonstrable error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Senior Tranche Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loans": the Tranche A Term Loans, at such time as such Loans are made or maintained at an interest rate based on the Base Rate.

                  "Basic Documents": the collective reference to this Agreement, the Notes, the Letters of Credit, the Original Loan Agreement, the Partnership Agreement, the Capital Contribution Agreement, the Collateral Security Documents, the Intercreditor Agreement, the Interest Rate Hedging Agreements, and the Project Contracts.

                  "Borrower Letters of Credit": as defined in subsection 3.1.

                  "Borrowing Date": each date on which the Borrower borrowed Construction Loans and the Term Loan Conversion Date.

                  "Business Day": a day other than a Saturday, a Sunday or any other day which shall be in the City of New York or in Camden, New Jersey, a legal holiday or a day on which banking institutions are authorized by law to close in the City of New York or in Camden, New Jersey.

                  "Called Principal": the principal of the Term Note that is to be prepaid pursuant to subsection 4.2(b).

                  "Capital Contribution Agreement": the Capital Contribution Agreement, dated the Conformed Agreement Date, among the General Partner, GE Capital, the Agent and the Borrower, as amended by Amendment No. 1 thereto dated February 9, 1993, and Amendment No. 2 thereto, dated as of April 1, 1993, and as the same may be further amended, supplemented or otherwise modified from time to time.

                  "Capital Lease": any lease of property, real or personal, which, in accordance with GAAP, would be required to be capitalized on a balance sheet of the lessee.

                  "Certified Construction Costs": the following costs and expenses incurred by the Borrower in connection with the development, design, engineering, acquisition, construction, financing, testing, start-up and completion of the Project to the extent such costs are set forth in a Cost Certificate (as defined in the Original Loan Agreement) delivered to the Agent pursuant to subsection 7.13 of the Original Loan Agreement: (a) all amounts payable by the Borrower pursuant to any EPC Contract; (b) all costs and expenses payable by the Borrower in connection with the performance by it of its covenants in any EPC Contract; (c) the cost of the interconnection facilities and other items required for the Project which are not included within the work to be performed by any EPC Contractor under any EPC Contract; (d) the Construction Management Fee (as defined in the Original Loan Agreement); (e) the Origination Fee (as defined in the Original Loan Agreement): (f) the fees and expenses set forth in subsection 11.5; (g) the aggregate amount of interest that has accrued on the principal amount of the Construction Loans; (h) the aggregate amount of Commitment Fees (as defined in the Original Loan Agreement) that has accrued on the Commitments (as defined in the Original Loan Agreement): (i) the aggregate amount of Letter of Credit Fees that has accrued on the Letters of Credit; (j) the aggregate amount of drawings under the Letters of Credit; (k) the Development Fee; and (1) all other costs and expenses associated with the construction of the Project, including, without limitation, Third Party Development Expenses (as defined in the Original Loan Agreement) and Direct Development Expenses (as defined in the Original Loan Agreement); provided, that in the case of the foregoing clauses (a) through (1) such costs and expenses were (1) included in the Construction Budget or (2) otherwise specifically agreed to by the Required Lenders.

                  "City of Camden Letter of Credit": as defined in subsection
3.1.

                  "Code" : the Internal Revenue Code of 1986, as amended from time to time.

                  "Cogen": Cogen Technologies Camden, Inc., a Texas corporation.

                  "Cogen Pledge Agreement": the Pledge and Security Agreement, dated as of the Conformed Agreement Date, made by Cogen in favor of the Agent, as amended by Amendment No. 1 thereto, dated as of April 1, 1993, and as the same may be further amended, supplemented or otherwise modified from time to time.

                  "Collateral": the collective reference to all real and personal property, tangible and intangible, and the proceeds thereof, subjected from time to time to the Liens created by the Collateral Security Documents.

                  "Collateral Security Documents": the collective reference to the Mortgage, the Security Agreement, the Security Deposit Agreement, the Assignments, the Consents to Assignment, the Assignment and Security Agreement, the Cogen Pledge Agreement and any other agreement or instrument hereafter specifically identified in writing by the Borrower and the Agent to be a "Collateral Security Document".

                  "Commitment Percentage": as to any Lender, the percentage set forth opposite the name of such Lender on Schedule 6.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

                  "Completion Budget": a budget, in form and substance satisfactory to the Agents, as to the projected Certified Construction Costs necessary to complete the Facility.

                  "Completion Certificate": a certificate substantially in the form of Exhibit B, signed by the Borrower. "Conformed Agreement Date':
February 4, 1992.

                  "Consents to Assignment": the collective reference to (a) the Consents and Agreements executed and delivered by each party (other than the Borrower) to the Power Purchase Agreement, the Equipment Supply Contract, the Steam Supply Agreement, the Gas Service Agreement, the Turnkey Contract and the Operation and Maintenance Agreement, respectively, and (b) from and after the date on which the assignment of any Additional Contract set forth in clause
(a)(i) of the definition thereof or any Additional Contract set forth in clause
(a)(ii) of the definition thereof which has a term (including any renewal terms) of six months or more, is consented to by each party thereto (other than the Borrower), a consent and agreement with respect to such assignment in form and substance reasonably satisfactory to the Required Lenders.

                  "Construction Budget": the budget attached hereto as Schedule 4, which budget sets forth in reasonable detail all costs anticipated to be incurred by the Borrower in connection with the development and construction of the Project, as amended from time to time in accordance with the terms hereof.

                  "Construction Lender": the "Lender" as defined in the Original Loan Agreement.

                  "Construction Loan Maturity Date": the earlier to occur of (i) the Second Capital Contribution Date and (ii) December 31, 1993 (subject, upon the occurrence of an event of force majeure under the Power Purchase Agreement which results in an extension of the deadline for the occurrence of the Date of Commercial Operation (as defined in the Power Purchase Agreement) to an extension, with the prior written consent of the Required Lenders, which shall not be unreasonably withheld, for a period ending on the earlier of such extended deadline for the occurrence of the Date of Commercial Operation and March 31, 1994).

                  "Construction Loans": the construction loans made to the Borrower under the Original Loan Agreement.

                  "Construction Note": the construction note issued to the Construction Lender pursuant to the Original Loan Agreement.

                  "Contractor Letter of Credit": the better of Credit for the account of the Turnkey Contractor in favor of the Borrower, in form and substance satisfactory to the Required Lenders, to support the obligations of the Turnkey Contractor under the Turnkey Contract.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Counterparty": the Person (other than the Borrower) party to an Interest Rate Hedging Agreement.

                  "Date of Commercial Operation": as defined in the Power Purchase Agreement.

                  "Debt Service Account": the Junior Debt Service Account and the Senior Debt Service Account.

                  "Debt Service Reserve Amount": as defined in the Security Deposit Agreement.

                  "Declared Event of Loss": an Event of Loss which the Required Lenders have declared in writing to the Borrower to constitute a Declared Event of Loss.

                  "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or for the happening of any other condition, has been satisfied.

                  "Default Rate": the Interest Rate plus 2%.

                  "Development Fee": a fee payable to the General Partner on the Term Loan Conversion Date in an amount equal to the lesser of (i) $11,486,000 minus the Operating Profits (as defined in the Partnership Agreement) allocable to the General Partner under Section 5.1 of the Partnership Agreement and (ii) the amount by which the Construction Loan Commitments exceed the outstanding principal of and accrued and unpaid interest on the Construction Loans on the Construction Loan Maturity Date after providing for the payment in cash of all other unpaid Certified Construction Costs then due or to be incurred in connection with the completion of the Project.

                  "Discounted Value": with respect to the Called Principal, the amount calculated by discounting all remaining scheduled debt service payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a quarterly basis) equal to the Treasury Yield with respect to such Called Principal.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Drawing Date": the date on which the beneficiary of any Letter of Credit makes a drawing thereunder.

                  "EBDIT" : for any period, net income before deductions for depreciation expense, amortization expense, interest expense and income taxes.

                  "Eligible Assignee": (i) any commercial bank or bank holding company organized under the laws of the United States, or any State thereof, and having total assets in excess of $3,000,000,000; (ii) any savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having "tangible capital" (as determined in accordance with the minimum regulatory capital regulations promulgated by the Office of Thrift Supervision, Department of the Treasury, pursuant to (SS) 567.9 of Volume 54, No. 215 of the Federal Register) in excess of $600,000,000; (iii) a commercial bank or bank holding company organized under the laws of any other country which is a member of the Organization of Economic Cooperation and Development ("OECD") or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $3,000,000,000 (or its equivalent in another currency), provided that any such bank is acting through a branch or agency located in the United States: (iv) the central bank of any country which is a member of the OECD; (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and in the case of a proposed Tranche B Lender or Tranche C Lender, having equity capital in excess of $150,000,000 (or its equivalent in another currency) provided, however, with respect to the Tranche A Term Loans an Eligible Assignee shall not be a Person described in this clause (v); and (vi) any other financial institution reasonably acceptable to the Senior Tranche Agent, the Junior Tranche Agent and the Borrower provided, that any such institution referred to in the preceding clauses (i) through (vi) is not listed as a competitor of the General Partner or an Affiliate of the General Partner in that certain letter agreement dated as of February 4, 1992 between the Partnership and the Agent or is not an Affiliate of any such competitor.

                  "Environmental Discharge": any discharge or release of pollutants or effluent or emissions of any kind in violation of any Relevant Environmental Law.

                  "Environmental Notice": any written complaint, order, citation or other written communication from any Governmental Authority affecting or relating to (a) the Project or (b) the Borrower or any activity or operations at any time conducted by the Borrower on or in connection with the Project, in either case, with regard to the occurrence, presence of, exposure to or threatened occurrence, presence of or exposure to Environmental Discharges, Hazardous Materials or any other environmental matter, the circumstances of which might result in or constitute a violation of any Relevant Environmental Law.

                  "EPC Contractor": any contractor who, together with the Borrower, is a party to an EPC Contract.

                  "EPC Contracts": the collective reference to the Equipment Supply Contract and the Turnkey Contract.

                  "Equipment Supply Contract": the Equipment Contract, dated as of February 3, 1992, by and between the Borrower and General Electric, and any contract that has been substituted therefor in accordance with Section 9, in each case as amended, supplemented or otherwise modified in accordance with the provisions of subsection 8.6.

                  "ERISA": the Employee Retirement Income Security Act Of 1974, as amended from time to time.

                  "Eurodollar Base Rate": LIBOR or LIBOR (Reference Banks), as applicable.

                  "Eurodollar Interest Period": with respect to each Eurodollar
Loan:

                      (a) initially, the period from and including the Term Loan Conversion Date to but excluding May 1, 1993; and

                      (b) thereafter, each period from and including the last day of the next preceding Eurodollar Interest Period applicable to such Eurodollar Loan and ending on the numerically corresponding day in the third succeeding month;

provided that the foregoing provisions are subject to the following:

                      (A) if any Eurodollar Interest Period would otherwise end on a day which is not a Working Day, such Eurodollar Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such Eurodollar Interest Period into another calendar month, in which event such Eurodollar Interest Period shall end on the immediately preceding Working Day;

                      (B) any Eurodollar Interest Period that would otherwise extend beyond the Tranche A Term Loan Maturity Date shall end on the Tranche A Loan Maturity Date or, if such day shall not be a Working Day, on the preceding Working Day; and

                      (C) any Eurodollar Interest Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period) shall end on the last Working Day of a calendar month.

                  "Eurodollar Loans": the Tranche A Term Loans, at such time as such Loans are made or maintained at an interest rate based on the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each Eurodollar Loan for each Eurodollar Interest Period applicable thereto, the rate per annum (rounded upwards to the nearest whole multiple of l/lOOth of one percent) equal to the quotient of (a) the Eurodollar Base Rate, divided by (b) the Applicable Eurocurrency Reserve Requirements.

                  "Event of Default": any of the events specified in Section 9; provided that any requirement for the giving of notice, the lapse of time, or both, or for the happening of any other condition, has been satisfied.

                  "Event of Loss": (a) the actual or constructive total loss of the Facility, or the condemnation, confiscation or seizure of, or requisition of title to all or substantially all of the Project, or the requisition by any Governmental Authority for a period exceeding six months of the use of all or substantially all of the Project; (b) the loss, destruction or damage of, or condemnation, confiscation or seizure of, or requisition of title to, or requisition by any Governmental Authority of the use of, such portion of the Project as shall render the Facility unable to operate at substantially its designed level of output or as a Qualifying Facility, unless (in a situation in which clauses (a) and (c) are not applicable) (i) no Event of Default shall have occurred and be continuing at the time of occurrence of any of the events specified above in this clause (b), (ii) in the reasonable opinion of the Required Lenders, it is feasible to restore, rebuild or replace the affected portion of the Project and (iii) in the reasonable opinion of the Required Lenders, sufficient funds are or will be available to the Borrower (1) to restore, rebuild or replace the affected portion of the Project so that the Facility will be able to operate at substantially its designed level of output and to operate as a Qualifying Facility within 18 months after such loss and (2) to pay all scheduled installments of principal of and interest on the then outstanding Term Notes and obligations in respect of the Letters of Credit until such restoration, rebuilding or replacement is completed; (c) in the reasonable opinion of the Required Lenders, the Facility, is subject to being deemed by any Governmental Authority having jurisdiction to be, or is subject to regulation as, an "electric utility", "electric corporation", "electrical company", "public utility" or a "public utility holding company" under any law, rule or regulation of any Governmental Authority, except where (i) the effect of such determination would result only in the imposition of reporting or safety requirements which, in the reasonable opinion of the Required benders, are non-burdensome in nature and (ii) in the event that steam from the Project is supplied, directly or indirectly, to Persons other than the Steam Host under the Steam Supply Agreement or otherwise, the Borrower shall have obtained a declaratory order or other official assurance, in each case, in form and substance reasonably satisfactory to the Required benders, from the PUC to the effect that such sales will not result in the Facility, the owner thereof or any of such owner's Affiliates being deemed to be, or subject to regulation as, a "public utility" under any Applicable Law (other than regulation of the nature described in clause (i) of this clause (c)); (d) a change shall have occurred after the date hereof in any Applicable Law or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof which, in the reasonable opinion of the Required Lenders, would make any of the Basic Documents subject to cancellation, suspension or termination, which cancellation, suspension or termination, in the reasonable opinion of the Required Lenders, could reasonably be expected to have a material adverse effect on the economic viability of the Project; or (e) an event of force majeure or other event or condition shall exist which permits or requires any party to any of the Basic Documents to cancel, suspend or terminate its performance thereunder in accordance with the terms thereof or which could excuse any such party from liability for non-performance thereunder, unless (i) the parties to such Basic Document shall have effectively waived the condition giving rise to such right or requirement with respect to such cancellation, suspension, termination or release from liability, or (ii) in the reasonable opinion of the Required Lenders, such cancellation, suspension, termination or release from liability could not reasonably be expected to have a material adverse effect on the economic viability of the Project.

                  "Facility": having a name plate combined cycle cogeneration facility rating of 151 megawatts to be constructed on the Site pursuant to the EPC Contracts, including all equipment related thereto.

                  "FERC": the Federal Energy Regulatory Commission or any successor or analogous federal Governmental Authority.

                  "Fixed Charge Coverage Ratio": for any period of determination, the ratio of:

                  (a) the EBDIT of the Borrower for the immediately preceding four consecutive quarterly periods (plus or minus any amounts paid by the Counterparty to the Borrower under any Interest Rate Hedging Agreement included in EBDIT for such period) to

                  (b) (i) so long as GE Capital shall be the sole holder of the Term Notes, the sum of (x) the aggregate amount of Tranche A Distributions to be made to the Limited Partner pursuant to Section 4.3(a) of the Partnership Agreement during such periods, (without giving effect to the proviso thereto) plus (y) the sum of (A) the aggregate amount of interest payable on the General Partner Term Loan during such periods and (B) the aggregate amount of scheduled repayments of principal of the General Partner Term Loan to be made during such period or (ii) if GE Capital shall not be the sole holder of the Term Notes, the aggregate amount of scheduled payments of principal of and interest on the Tranche A Term Loans (net of any amounts payable by the Counter-party to the Borrower under any Interest Rate Hedging Agreement during such period) to be made during such period.

                  "Fixed Eurocurrency Reserves Requirements": the aggregate of the rates (expressed as a decimal) of reserve requirements current on the date two Working Days prior to the Term Loan Conversion Date (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), as in effect on the Term Loan Conversion Date, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) required to be maintained by a member bank of such system.

                  "Floating Eurocurrency Reserves Requirements": with respect to any Eurodollar Interest Period for any Eurodollar Loan, the aggregate of the rates (expressed as a decimal) of reserve requirements current on the date two Working Days prior to the beginning of such Eurodollar Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) required to be maintained by a member bank of such system.

                  "Fuel": all fuel purchased by the Borrower for the operation of the Facility.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time.

                  "Gas Purchase Agreement": any agreement (other than the Gas Service Agreement) to be entered into by the Borrower pursuant to which the Borrower will purchase natural gas or other Fuel, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Gas Service Agreement": the Gas Service Agreement, dated May 15, 1991, between the Borrower and PSE&G, as amended by the First Amendment thereto dated November 1, 1991 and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 8.6.

                  "GE Capital's Ratio": with respect to each Eurodollar Interest Period, the quotient of (i) a number equal to the aggregate principal amount of the Tranche A Term Loans minus the aggregate principal amount of all Tranche A Term Loans and all Participations in Tranche A Term Loans granted by GE Capital, in each case, held by any banks which, as of the first day of such Eurodollar Interest Period, are members of the Federal Reserve System and are required by any regulation of the Board of Governors of the Federal Reserve System or any other Government Authority having jurisdiction to maintain reserve requirements prescribed for eurocurrency funding, divided by (ii) the aggregate principal amount of the Tranche A Term Loans.

                  "General Electric": General Electric Company, a New York corporation.

                  "General Partner Term Loan": a "Term Loan" as such term is defined in the General Partner Term Loan Agreement.

                  "General Partner Term Loan Agreement": the Term Loan Agreement dated as of the Conformed Agreement Date between the General Partner and GE Capital, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Governmental Approvals": authorizations, consents, approvals, waivers, exemptions, variances, franchises, permissions, permits and licenses of, and filings and declarations with, any Governmental Authority.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which the guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such Person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Hazardous Materials": asbestos and any toxic or hazardous substances, materials, wastes or contaminants, medical wastes, infectious wastes, polychlorinated biphenyls ("PCB's"), paint containing lead and urea formaldehyde foam insulation, as any of such terms is defined from time to time in or for the purposes of any Relevant Environmental Law.

                  "Indebtedness": as to any Person, at a particular date, the sum (without duplication) at such date of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than obligations under agreements for the purchase of goods and services in the normal course of business which are not more than 90 days past due), or which is evidenced by a note, bond, debenture or similar instrument; (b) all obligations of such Person under Capital Leases or operating leases: (c) all obligations of such Person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such

Person; (d) all liabilities secured by any lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof: and (e) any obligation of such Person or a Commonly Controlled Entity to a Multiemployer Plan.

          "Independent Engineer": an independent engineering firm which shall be reasonably acceptable to the Borrower and engaged by the Agent to examine the Plans and Specifications, changes in the Plans and Specifications and cost breakdowns and estimates, to make periodic inspections, on behalf of the Lenders, of the work of construction of the Facility, to advise and render reports to the Lenders concerning the Project, and to witness and verify tests on behalf of the Lenders, including, without limitation, tests conducted in determining Substantial Completion.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Installment Payment Date": each date set forth under "Installment Payment Date" as set forth, with respect to the Tranche A Term Loans, on the Tranche A Term Notes, with respect to the Tranche B Term Loans, on the Tranche B Term Notes and, with respect to the Tranche C Term Loans, the Tranche C Term Notes.

                  "Insurance and Condemnation Proceeds Account": the Insurance and Condemnation Proceeds Account established pursuant to the Security Deposit Agreement.

                  "Intercreditor Agreement": the Intercreditor and Subordination Agreement dated as of April 1, 1993, among the Senior Tranche Agent, the Junior Tranche Agent, the Tranche A Lenders, the Tranche B Lenders, the Tranche C Lenders, the Letter of Credit Issuer and the Counterparty, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

                  "Interest Payment Date": each Installment Payment Date.

                  "Interest Rate": (a) with respect to Tranche A Term Loans outstanding as Base Rate Loans, a rate per annum equal to the Base Rate for the applicable Base Rate Interest Period plus the margin specified in the Letter Agreement, (b) with respect to Tranche A Term Loans outstanding as Eurodollar Loans, a rate per annum equal to the Eurodollar Rate for the applicable Eurodollar Interest

Period plus the margin specified in the Letter Agreement and (c) with respect to the Tranche B Term Loans and the Tranche C Term Loans, the interest rate specified in the Letter Agreement to be applicable to such Loans.

                  "Interest Rate Hedging Agreement": as defined in subsection 6.1(e).

                  "Interest Rate Hedging Obligations": as defined in subsection 6.1(e).

                  "Junior Debt Service Account" as defined in the Security Deposit Agreement.

                  "Lenders": the collective reference to the Tranche A Lenders, the Tranche B Lenders, the Tranche C Lenders, the Letter of Credit Issuer and the Counterparty.

                  "Lenders' Site Representative": a representative retained by the Agent during the period from the Conformed Agreement Date until completion of the Facility (a) to review (i) all plans and specifications (including, without limitation, data relating to design changes in the Facility), (ii) quality control data, (iii) invoices relating to construction progress and to services to be performed and materials to be supplied on a cost reimbursement basis, and invoices relied on by the Turnkey Contractor in verifying construction progress, (iv) contracts relating to the engineering of, the procurement of services, equipment, supplies or other materials for, or the construction of, the Facility (other than contracts relating to site monitoring, inspection and quality control services and contracts relating to support services provided by Persons which are not Affiliates of the Borrower) and (v) all other data relating to construction progress and (b) to monitor, witness and appraise the construction of the Facility, review and audit the records specified in clauses (i) through (v) above and verify the costs specified in clauses (i) through (v) above.

                  "Letter Agreement": the agreement, dated as of February 4, 1992, as amended as of April 1, 1993, between the Borrower and GE Capital with respect to the amount of fees, interest and expenses payable hereunder and under the Notes, as further amended, supplemented or otherwise modified from time to time.

                  "Letter of Credit Fees": as defined in subsection 3.3.

                  "Letters of Credit": the collective reference to the PSE&G Gas Letter of Credit, the City of Camden Letter of Credit, the Tender Bond and the Senior Debt Service Reserve Letter of Credit.

                  "LIBOR": with respect to any Eurodollar Interest Period, the rate per annum determined on the basis of the offered rates for deposits in Dollars for such Eurodollar Interest Period which appear on Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two Working Days prior to the beginning of such Eurodollar Interest Period. If such rate does not appear on the Telerate Page 3750, the rate in respect of such Eurodollar Interest Period will be determined as if the parties had specified "LIBOR (Reference Banks)" as the Eurodollar Base Rate.

                  "LIBOR (Reference Banks)": with respect to any Eurodollar Interest Period, a rate per annum equal to the arithmetic mean of the rates offered by the Reference Tranche A Term Lenders at approximately 11:00 a.m., London time, on the day that is two Working Days prior to the first day of such Eurodollar Interest Period for deposits in Dollars to prime banks in the London interbank market for a period equal to the number of days in such Eurodollar Interest Period and in an amount substantially equal to the amount of the Tranche A Term Loans to be outstanding during such Eurodollar Interest Period. The Senior Tranche Agent will request the principal London office of each of the Reference Tranche A Term Lenders to provide a quotation of its rate. If at least two such quotations are provided, the rate for such Eurodollar Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such Eurodollar Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Senior Tranche Agent, at approximately 11:00 a.m., New York City time, on the first day of such Eurodollar Interest Period to leading European banks for a period equal to the number of days in such Eurodollar Interest Period and in an amount equal to the amount of the Tranche A Term Loans to be outstanding during such Eurodollar Interest Period.

                  "Lien": any mortgage, security interest, pledge, hypothecation, encumbrance or lien (statutory or other) of any kind or nature whatsoever (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any such agreement, and the filing of any statement under the Uniform Commercial Code or comparable law of any jurisdiction).

                  "Limited Partner": GE Capital.

                  "Loans": Term Loans.

                  "Midlantic": Midlantic National Bank, a national banking association.

                  "Midlantic Agreements": the collective reference to (a) the Revolving Loan Agreement dated as of April 1, 1993 (the "Revolving Loan Agreement") between the Borrower and Midlantic, (b) the Security Agreement dated as of April 1, 1993 between the Borrower and Midlantic and (c) each other agreement, document and instrument entered into in connection with the transactions contemplated by the Revolving Loan Agreement, as the same may be amended, supplemented or otherwise modified in accordance with subsection 8.6.

                  "Mortgage": the Mortgage entered into between the Borrower and the Agent for the benefit of the Lenders, as amended by Amendment No. 1 thereto dated as of April 1, 1993, as the same may be further amended, supplemented or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Non-Competition Agreement": the Non-Competition Agreement, dated as of December 31, 1990, between the Borrower and GE Power Funding, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Notes": : the Term Notes.

                  "Obligations": all the unpaid principal amount of, and accrued interest on, the Notes and all other obligations and liabilities of the Borrower to the Agents and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with this Agreement, the Notes, the Letters of Credit, Interest Rate Hedging Agreement or the Collateral Security Documents, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agents and the Lenders but subject to the terms of the Letter Agreement) or otherwise. "Operating Budget": as defined in subsection 7.14(h).

                  "Operation and Maintenance Agreement": the Operation and Maintenance Agreement, dated as of February 4, 1993, between the Borrower and the Operator and any contract that has been substituted therefor in accordance with Section 9, in each case as amended, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 8.6.

                  "Operator": North American Energy Services Company, a Washington corporation,or any other Person substituted therefor, reasonably satisfactory to the Required Lenders, which is responsible for the operation and maintenance of the Facility pursuant to the Operation and Maintenance Agreement.

                  "Original Loan Agreement": the Construction and Term Loan Agreement, dated as of the Conformed Agreement Date, between the Borrower and GE Capital, as agent, Construction Lender and Letter of Credit Issuer, as amended by Amendment No. 1 thereto dated as of February 9, 1993.

                  "Participants": the collective reference to the Borrower, the General Partner and each party to a Project Contract.

                  "Participations": as defined in subsection 11.7(c).

                  "Partners": collectively, the General Partner and the Limited Partner.

                  "Partnership Agreement": the collective reference to (a) the Amended and Restated Certificate of Limited Partnership of the Borrower, dated as of March 24, 1988, filed with the Secretary of State of the State of Delaware on March 25, 1988, (b) the Limited Partnership Agreement of the Borrower, dated March 25, 1988 (as amended by the first amendment thereto, dated December 28, 1990, the second amendment thereto, dated December 31, 1990 and the third amendment thereto, dated July 26, 1991), (c) the Amended and Restated Certificate of Limited Partnership of the Borrower, dated as of December 31, 1990, as filed in the office of the Secretary of State of the State of Delaware on January 11, 1991, (d) the Amended and Restated Certificate of Limited Partnership of the Borrower, dated as of July 26, 1991, as filed in the office of the Secretary of State of the State of Delaware on July 31, 1991, (e) the Amendment to and Restatement of Limited Partnership of the Borrower, dated as of December 1, 1991 and (f) the Amended and Restated Agreement of Limited Partnership of the Borrower, dated February 9, 1993 (as amended by Amendment No.
1993),1 thereto dated as of April 1, in each case as amended, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 8.6.

                  "Partnership Payments Reserve Account" the Required Payments Reserve Account established pursuant to the Amended and Restated Security Deposit Agreement.

                  "PBGC": the Pension Benefit Guarantee Corporation.

                  "Permitted Assignee": as defined in subsection 11.7(b).

                  "Permitted Investments": (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (b) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any Lender or with any domestic commercial bank of recognized stature having capital and surplus in excess of $500,000,000, (c) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, and (d) commercial paper issued by any Lender or the parent corporation of any Lender, and commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition.

                  "Permitted Liens": (i) Liens created by the Collateral Security Documents; (ii) Liens in favor of any Person other than the General Partner, the Limited Partner or any Affiliate of any such Person which arise in the ordinary course of business of the Borrower (including, without limitation, materialmen's, mechanics', workers', repairmen's and employees' Liens and similar Liens which arise in connection with any tax, assessment, governmental charge or levy) but not (unless otherwise permitted by this Agreement) in connection with any Indebtedness or Guarantee Obligation and which do not in the aggregate materially impair the use and value of the Borrower's property or assets in the conduct of its business or impair the rights or interests of the Lenders with respect to the Collateral: provided that if any such Lien arose in connection with any tax, assessment, governmental charge or levy or any claim referred to in subsection 7.15 or any charge or claim of a mechanic or a materialman, the Borrower shall be diligently contesting the same in accordance with, and subject to, the provisions of subsection 7.15 or subsection 7.16, as the case may be; and provided, further, that any such Lien arose out of transactions relating to the Project; (iii) Liens arising out of judgments or awards which are bonded or with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves shall have been provided; (iv) mineral rights, utility easements, any other easements, and any covenants running with the land relating to the Site or any similar deed restrictions, the existence and use of any of which do not materially interfere with the use and enjoyment of the Facility or the Site; (v) any exceptions to title which are contained in the title insurance policy delivered to the Agent pursuant to subsection 6.l(bb) hereof; (vi) Liens created by the PSE&G Subordinated Mortgage; and (vii) Liens created by the Midlantic Agreements.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Plans and Specifications": the plans and specifications relating to the Project.

                  "Power Purchase Agreement": the Power Purchase and Interconnection Agreement, dated April 15, 1988, between PSE&G and the Borrower, as amended by the First Amendment thereto dated June 12, 1990 and the Second Amendment thereto and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 8.6.

                  "Presence": as used in connection with any Environmental Discharge or Hazardous Materials, presence, generation, manufacture, installation, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

                  "Project": the Facility, the Site and all easements, leasehold interests, licenses, permits, contract rights and other real and personal property interests now owned or hereafter acquired by the Borrower or in which the Borrower has any rights.

                  "Project Contracts": the collective reference to the Power Purchase Agreement, the Equipment Supply Contract, the Steam Supply Agreement, the Gas Service Agreement, the Turnkey Contract and the Operation and Maintenance Agreement.

                  "Project Cost": as defined in the Capital Contribution Agreement.

                  "Prudent Utility Practice": at a particular time, those practices, methods, acts and omissions applicable to the operation and maintenance of the Facility as are in accordance with standards of prudence applicable to the electric utility industry for cogeneration facilities located in the Northeastern United States known at the time the decision in question is made, which would have been expected to accomplish the desired result at a reasonable cost consistent with reliability, safety and expediency. Prudent Utility Practice is not intended to be limited to the optimum practice, method, act or omission, at the exclusion of all others, but rather is a spectrum of possible practices, methods, acts and omissions which could have been expected to accomplish the desired result at a reasonable cost consistent with reliability, safety and expediency.

                  "PSE&G": Public Service Electric & Gas Company, a New Jersey corporation.

                  "PSE&G Gas Letter of Credit": as defined in subsection 3.1.

                  "PSE&G Subordinated Mortgage": the Subordinated Mortgage dated as of February 4, 1992 between the Borrower and PSE&G pursuant to the Power Purchase Agreement.

                  "PUC": Commissionersthe State of New Jersey Board of Regulatory or similar regulatory authority of any other jurisdiction.

                  "PURPA": the Public Utility Regulatory Policies Act of 1978, as amended from time to time.

                  "Qualifying Facility": a cogeneration facility meeting all of the requirements for a "qualifying cogeneration facility" set forth in PURPA and in Part 292 of the rules and regulations of FERC under PURPA.

                  "Reference Tranche A Term Lenders": four major banks in the London interbank market selected by the Senior Tranche Agent.

                  "Relevant Environmental Law": as to any Person, any law, treaty, rule or regulation, or any determination of an arbitrator or a court or other Governmental Authority, relating to the handling, treatment, storage or disposal of Hazardous Materials, the occurrence or remediation of any Environmental Discharge, environmental protection or any other environmental matter, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject, the violation of which or a series of related violations of which, or which determination, creates a material likelihood that such Person will be subject to penalties, fines or remediation costs in excess of $250,000 or to injunctive or similar relief.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19, or .20 of PBGC Reg. 2615.

                  "Reporting Participant": each of the Borrower and the General Partner.

                  "Required Debt Service Reserve Amount": as defined in the Security Deposit Agreement.

                  "Required Lenders": at a particular time, the holder or holders, as applicable, of at least 66-2/3% of the aggregate unpaid principal amount of the Notes.

                  "Requirement of Law": as to any Person, (a) the Certificate of Incorporation and By-Laws or partnership agreement or other organizational or governing documents of such Person, (b) any law, treaty, rule or regulation or any determination of an arbitrator or a court or other Governmental Authority (other than any Relevant Environmental Law), in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject and the violation of which, or which determination, could reasonably be expected to (i) have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of such Person or (ii) materially adversely affect the ability of such Person to perform its obligations under the Basic Documents to which it is a party and (c) any Relevant Environmental Law.

                  "Responsible Officer": of a Person, in the case of the Borrower or the General Partner, the president or any vice president of the general partner of the General Partner, or with respect to financial matters, the chief financial officer of the general partner of the General Partner and in the case of any Person which is a corporation, the president or any vice president of such Person or with respect to financial matters, the chief financial officer of such Person.

                  "Second Capital Contribution Date": as defined in the Capital Contribution Agreement.

                  "Security Agent": Midlantic National Bank or any bank acting as successor security agent under the Security Deposit Agreement.

                  "Security Agreement": the Security Agreement dated as of the Conformed Agreement date made by the Borrower in favor of the Agent, as amended by Amendment No. 1 thereto dated as of April 1, 1993, and as the same may be further amended, supplemented or otherwise modified from time to time.

                  "Security Deposit Agreement": the Amended and Restated Security Deposit Agreement, dated as of April 1, 1993, among the Borrower, Senior Tranche Agent, the Junior Tranche Agent, the Agent, GE Capital as lender under the General Partner Term Loan Agreement and Limited Partner, the General Partner, the Security Agent and Midlantic, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Senior Debt Service Reserve Letter of Credit": as defined in subsection 3.1(b).

                  "Senior Debt Service Account": as defined in the Security Deposit Agreement.

                  "Settlement Date": with respect to the Called Principal, the date on which such Called Principal is to be prepaid pursuant to subsection 4.2(b).

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Site": the land described in Schedule 1, on which the Facility is located and which the Borrower owns in fee simple.

                  "Steam Host": Camden Paperboard Corporation, a New Jersey corporation.

                  "Steam Supply Agreement": the Energy Purchase Agreement dated the 18th day of December, 1989 between the Steam Host and the Borrower, and any contract that has been substituted therefor in accordance with Section 9, in each case as amended, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 8.6.

                  "Stipulated Redemption Values": as defined in the Capital Contribution Agreement.

                  "Subsidiary": as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, or a limited partnership of which such Person or any of its Subsidiaries is a general partner or a business trust in which such Person holds a majority interest (comparable to that for a corporation as described above).

                  "Substantial Completion": substantial completion of the Facility, which shall be deemed to have occurred for the purposes of this Agreement when (i) substantial mechanical completion of the Project has been achieved, (ii) the Borrower has accepted the Facility from the Turnkey Contractor, (iii) the Project can be commercially operated, and has met the requirements for commercial operation set forth in the Power Purchase Agreement and (iv) the Agent shall have received the Completion Certificate.

                  "Tender Bond": as defined in subsection 3.1.

                  "Term Loan": the collective reference to the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans.

                  "Term Loan Conversion Date": the date on which the Borrower issues, in accordance with the provisions of this Agreement, its Tranche A Term Notes, Tranche B Term Notes and Tranche C Term Notes in substitution and exchange for (but not payment of) its Construction Note.

                  "Term Notes": the collective reference to the Tranche A Notes, the Tranche B Notes and the Tranche C Notes.

                  "Title Company": Continental Title Insurance Company or any other title insurance company approved by the Agent to insure the priority of the Lien of the Mortgage on the Site.

                  "Tranche A Distribution": Contribution Agreement.as defined in the Capital

                  "Tranche A Lender": each financial institution party hereto from time to time, holding a Tranche A Term Loan and listed as a Tranche A Lender on Schedule 6 and its successor.

                  "Tranche A Term Loan Maturity Date": May 1, 2007.

                  "Tranche A Term Loans": as defined in subsection 2.1.

                  "Tranche A Term Notes": as defined in subsection 2.1.

                  "Tranche B Lender": each financial institution party hereto from time to time, holding a Tranche B Term Loan and listed as a Tranche B Lender on Schedule 6 and its successor.

                  "Tranche B Term Loans": as defined in subsection 2.1.

                  "Tranche B Term Notes": as defined in subsection 2.1.

                  "Tranche C Tender": each financial institution party hereto from time to time, holding a Tranche C Term Loan and listed as a Tranche C Lender on Schedule 6 and its successor.

                  "Tranche C Term Loans": as defined in subsection 2.1.

                  "Tranche C Term Notes": as defined in subsection 2.2.

                  "Transfer Assignment and Acceptance": as defined in subsection 11.7(b).

                  "Transferee": as defined in subsection 11.7(c).

                  "Treasury Yield": with respect to the Called Principal, the yield to maturity implied by the Treasury Constant Maturity Series yields reported (for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal) in Federal Reserve Statistical Release H.15(519) Selected Interest Rates (or any successor publication of the Federal Reserve Board) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining weighted average life to final maturity (calculated in accordance with accepted financial practice) of such Called Principal as of such Settlement Date. Such implied yield shall be determined (a) by calculating the remaining weighted average life to final maturity of such Called Principal rounded to the nearest quarter-year and (b) if necessary, by linear interpolation between Treasury Constant Maturity Series yields.

                  "Turnkey Contract": the Engineering, Procurement and Construction Contract, dated as of February 3, 1992, by and between the Borrower and the Turnkey Contractor, and any contract that has been substituted therefor in accordance with Section 9, in each case as amended, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 8.6.

                  "Turnkey Contractor": Ebasco Constructors Inc., a Delaware corporation.

                  "Uniform Commercial Code": the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

                  "Voting Stock": the capital stock of a corporation having voting power to elect directors under ordinary circumstances (irrespective of whether at the time capital stock of any other class or classes of capital stock of such corporation shall or might have voting power upon the occurrence of any contingency).

                  "Working Day": any Business Day on which dealings in foreign currency and exchange between banks may be carried on in New York City.

                  "Yield-Maintenance Premium": a premium equal to the sum of (i) the excess, if any, of the Discounted Value of the Called Principal over such Called Principal and (ii) any loss or expense resulting from the prepayment of such Called Principal. The Yield-Maintenance Premium shall in no event be less than zero.

                  1.2 Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in the Notes, the Letters of Credit or in any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1 to the extent notdefined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

                  (d) Terms defined in this Agreement by reference to any other agreement, document or instrument shall have the meaning assigned to it in such agreement, document or instrument whether or not such agreement, document or instrument is then in effect.

SECTION 2. AMOUNTS AND TERMS OF TERM MAN
           -----------------------------

                  2.1 Term Loans. Subject to the terms and conditions hereof and the Capital Contribution Agreement, each Construction Lender severally agrees to convert on the Second Capital Contribution Date (a) an amount equal to its Commitment Percentage of $81,600,000 of the outstanding amount of the Construction Loans made by such Lender to a term loan (a "Tranche A Term Loan"; collectively, the "Tranche A Term Loans"), an amount equal to its Commitment Percentage of $27,200,000 of the outstanding amount of the Construction Loans made by such Lender to a term loan (a "Tranche B Term Loan"; collectively, the "Tranche B Term Loans") and (c) an amount equal to its Commitment Percentage of $10,202,500 of the Construction Loans made by such Lender to a term loan (a "Tranche C Term Loan"; collectively, the "Tranche C Term Loans"), provided that the outstanding aggregate principal amount of the Construction Loans made by all the benders in excess of $118,002,500 shall be paid in full on such date.

                  2.2 Term Notes. (a) Simultaneously with the conversion of the Construction Loans of each Construction Lender into a Tranche A Term Loan, a Tranche B Term Loan and a Tranche C Term Loan of such Construction Lender, the Borrower shall issue to such Construction bender a new promissory note in respect of the Tranche A Term Loan made by such Construction bender, substantially in the form of Exhibit A-l with appropriate insertions (individually, a "Tranche A Term Note"; collectively, the "Tranche A Term Notes"); a new promissory note in respect of the Trance B Term Loan made by such Lender substantially in the form of Exhibit A-2 with appropriate insertions (individually, a "Tranche B Term Note"; collectively, the "Tranche B Term Notes"); and a new promissory note in respect of the Tranche C Term Loan made by such Lender substantially in the form of Exhibit A-3 with appropriate insertions (individually, a "Tranche C Term Note": collectively, the "Tranche C Term Notes") in each case payable to the order of such Construction Lender in substitution for and replacement of (but not in payment of) the Construction Note of such Construction Lender.

                  (b) The Tranche A Term Note issued to each Lender shall (a) be dated the Second Capital Contribution Date, (b) be in a principal amount equal to such Lender's Commitment Percentage of $81,600,000, (c) be payable in 56 consecutive quarterly installments of principal on each Installment Payment Date in the amounts set forth on a schedule attached to the Tranche A Term Note, (d) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable Interest Rate and (e) be entitled to the benefit of this Agreement and the Collateral Security Documents.

                  (c) The Tranche B Term Note issued to each Lender shall (i) be dated the Second Capital Contribution Date, (ii) be in a principal amount equal to such Lender's Commitment Percentage of $27,200,000, (iii) be payable in 64 consecutive quarterly installments of principal on each Installment Payment Date in the amounts set forth on a schedule attached to the Tranche B Term Note, (iv) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable Interest Rate and (v) be entitled to the benefit of this Agreement and the Collateral Security Documents.

                  (d) The Tranche C Term Note issued to each Lender shall (i) be dated the Second Capital Contribution Date, (ii) be in a principal amount equal to such Lender's Commitment

Percentage of $10,202,500, (iii) be payable in 68 consecutive quarterly installments of principal on each Installment Payment Date in the amounts set forth on a schedule attached to the Tranche C Term Note, (iv) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable Interest Rate and
(v) be entitled to the benefit of this Agreement and the Collateral Security Documents.

                  (e) Promptly following the receipt of an appropriately completed and executed Tranche A Term Note, Tranche B Term Note and Tranche C Term Note by each Construction Lender, such Construction Lender will return its Construction Note to the Borrower marked cancelled.

                  SECTION 3. LETTERS OF CREDIT AND REIMBURSEMENT LOANS

                  3.1 Letter of Credit Committment. (a) Pursuant to the Original Loan Agreement, the Letter of Credit Issuer executed and delivered (i) a certain stand-by letter of credit for the account of the Borrower in favor of PSE&G, in the stated amount of $5,200,000 and with an expiry date of June 1, 1994 to secure certain obligations of the Borrower to PSE&G in respect of the interconnection with the Facility of natural gas delivery systems (the "PSE&G Gas Letter of Credit") and (ii) a certain stand-by letter of credit for the account of the Borrower in favor of the City of Camden, in the stated amount of $126,366 and with an expiry date of August 31, 1993 to secure certain obligations of the Borrower to the City of Camden in respect of the completion of certain external finishings and landscaping (the "City of Camden better of Credit"), a copy of each of which is attached hereto as Schedule 7 (the PSE&G Gas Letter of Credit and the City of Camden Letter of Credit, collectively referred to as the "Borrower Letters of Credit").

                  Upon the request of the Borrower to the Letter of Credit Issuer made not later than May 1, 1994, so long as no Event of Default shall have occurred and be continuing, the Letter of Credit Issuer will extend the expiry date of the PSE&G Gas Letter of Credit to a date not later than April 1, 1996.

                  (b) The Letter of Credit Issuer agrees that the Senior Tranche Agent may request the Borrower, and the Borrower shall request the Letter of Credit Issuer to issue, and the Letter of Credit Issuer, in its sole discretion may elect to issue, on terms and conditions satisfactory to it in its sole discretion, from time to time, a letter of credit (the "Senior Debt Service Reserve Better of Credit") to the Senior Tranche Agent, for the ratable benefit of the Tranche A Term benders and the Counterparty in a stated amount not greater than the

Required Debt Service Reserve Amount. The Senior Tranche Agent may draw on the Senior Debt Service Reserve Letter of Credit on any Installment
Payment Date to the extent there are insufficient funds on deposit in the Senior Debt Service Account and from other sources referred to in Section 4.02 of the Security Deposit Agreement to make payment in full of the principal of and interest on the Tranche A Term Loans which is due and payable on such Installment Payment Date and at any other time that the Borrower shall fail to pay principal and interest on the Tranche A Term Loans when the same shall be due and payable.

                  3.2 Payments by the Borrower. The Borrower agrees to reimburse the Letter of Credit Issuer for any payment made by it under any Borrower Letter of Credit immediately upon the making of such payment by the better of Credit Issuer and to pay interest on the unreimbursed portion of any such payment until reimbursement in full thereof at a rate per annum equal to 1.5% above the Base Rate.

                  3.3 Letter of Credit Fees. (a) The Borrower agrees to pay to the better of Credit Issuer, with respect to all Borrower Letters of Credit, a letter of credit fee equal to the rate set forth in the Letter Agreement on the amount available to be drawn under the Borrower Letters of Credit.

                  (b) Letter of Credit fees with respect to the Borrower Letters of Credit shall be payable monthly in advance.

                  3.4 Obligations Absolute. The obligations of the Borrower in respect of the betters of Credit under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

                  (a) any lack of validity or enforceability of any Letter of Credit or any agreement or instrument related thereto;

                  (b) any amendment or waiver of or any consent to departure from the terms of any better of Credit; provided, that any such amendment shall have been effectuated in accordance with subsection 11.1 hereof;

                  (c) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against any beneficiary or any transferee of any better of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the better of Credit Issuer, the Agents, the Lenders or any other Person, whether in connection with such Letter of Credit, this Agreement, any other Basic Document or any agreement or instrument related thereto, the transactions contemplated herein, or any unrelated transaction;

                  (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (e) payment by GE Capital under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; and

                  (f) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

                  3.5 Indemnification. The Borrower hereby indemnifies and holds harmless the Letter of Credit Issuer and the Lenders from and against any and all claims, damages, losses, liabilities, reasonable costs or expenses whatsoever which the Letter of Credit Issuer or any Lender may incur (or which may be claimed against the Letter of Credit Issuer or any Lender by any person or entity whatsoever) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, any Letter of Credit; provided, that the Borrower shall not be required to indemnify the Letter of Credit Issuer or any Lender for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the failure of the Letter of Credit Issuer to act in good faith or to use care in the examination of any draft or certificate presented under such Letter of Credit in ascertaining whether on its face it appeared to comply with the terms of such Letter of Credit. Nothing in this subsection 3.5 is intended to limit the reimbursement obligation of the Borrower contained herein.

                  3.6 Liability of the Letter of Credit Issuer and the Lenders. The Borrower assumes all risks of the acts or omissions of the beneficiary and any transferee of the Borrower Letters of Credit with respect to its use of the Borrower Letters of Credit. None of the Agents, the Letter of Credit Issuer nor any other Lender nor any of their respective officers or directors shall be liable or responsible for: (a) the use which may be made of the Borrower Letters of Credit or for any acts or omissions of the beneficiary and any transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Letter of Credit Issuer against presentation of documents which do not comply with the terms of the Borrower Letters of Credit, including failure of any documents to bear any reference or adequate reference to the Borrower Letters of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Borrower Letters of Credit, except only that the Borrower shall have a claim against the Letter of Credit Issuer, and the Latter of Credit Issuer shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by the failure of the Letter of Credit Issuer to act in good faith or to use care in the examination of any draft or certificate presented under the Borrower Letters of Credit in ascertaining whether on its face it appeared to comply with the terms of the Borrower Letters of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.

                  3.7 Assignments. The Letter of Credit Issuer may allot to each Tranche A Lender, and each Tranche A Lender may severally and irrevocably take in the Borrower Letters of Credit, a participating interest in a percentage equal to such Tranche A Lender's Commitment Percentage. No Tranche A Lender's participation in the Borrower Letters of Credit or any of its rights or duties hereunder shall be subdivided, assigned or transferred without the prior written consent of the Letter of Credit Issuer, withheld.which consent will not be unreasonably Such consent may be given or withheld without the consent or agreement of any other Lender.

                  3.8 Participations. If the Letter of Credit Issuer shall allot to any Tranche A Term Lender and such Tranche A Term Lender takes a participating interest in the Borrower Letters of Credit, such Tranche A Term Lender's participating interest in the Borrower Betters of Credit shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Bender may have against the Better of Credit Issuer, the Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of a Default or an Event of Default: (c) any adverse change in the condition (financial or otherwise) of the Borrower; (d) any breach of this Agreement by the Borrower or any other Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  SECTION 4. PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
                             FEES AND PAYMENTS

                  4.1 Agency Fee. (a) The Borrower agrees to pay to the Senior Tranche Agent an agent's fee on the first Installment Payment Date after the Term Loan Conversion Date and annually, in advance, thereafter (the "Agency Fees") in the amount set forth in the Letter Agreement.

                  4.2 Prepayments. (a) Mandatorv Prepayment. (i) If the Required Lenders have delivered a notice in writing to the Borrower declaring that a Declared Event of Loss has occurred, the Borrower shall prepay in full, the unpaid principal amount of the then outstanding Notes, together with accrued interest thereon to the date of prepayment together with any amounts payable pursuant to subsection 4.9 in respect of the Tranche A Term Loans and Yield Maintenance Premium on the principal amount of the Tranche B Term Loans and Tranche C Term Loans prepaid, and shall satisfy its obligations in respect of the Letters of Credit by (A) paying or prepaying any amount due or to become due in respect of such obligations, (B) providing the Lenders with cash collateral, pursuant to documentation in form and substance satisfactory to the Lenders, in an amount equal to the aggregate undrawn face amount of the Letters of Credit or (C) causing the termination of the Letters of Credit and shall pay any unpaid Agency Fees, Letter or Credit Fees and other fees accrued hereunder to the date of prepayment, on the earlier of (x) the date occurring 90 days after the date of receipt of such notice from the Required Lenders and (y) the date on which insurance proceeds are received with respect to such Event of Loss; provided, that with respect to any such Event of Loss that arises out of the loss, destruction or damage of the Facility, the date specified in clause (x) above shall be extended for an additional period (not to exceed 90 days) if, in the reasonable opinion of the Required Lenders, insurance proceeds sufficient to cover the amounts specified in clause (ii) above will be received within such additional period.

                 (ii) If the Borrower receives any payments in respect of liquidated damages pursuant to any EPC Contract, the Borrower shall promptly prepay the principal amount of the then outstanding Loans, together with interest thereon accrued to the date of prepayment, any amounts payable pursuant to subsection 4.9 in respect of the Tranche A Term Loans and Yield Maintenance Premium on the principal amount of the Tranche B Term Loans and Tranche C Term Loans prepaid by an amount equal to the aggregate amount of such liquidated damages payments.

                  (iii) If (i) the Fixed Charge Coverage Ratio as of any two consecutive calendar quarters is less than 1.2 to 1.0 or (ii) if an Event of Default has occurred and is continuing, any amount in the Partnership Required Payments Reserve Account shall be applied on the next succeeding Installment Payment Date to prepay the Term Loans pro rata with respect to the remaining scheduled repayments to be made on the Term Notes together with any amounts payable pursuant to subsection 4.9 in respect of the Tranche A Term Loans and Yield Maintenance Premium on the principal amount of the Tranche B Term Loans and Tranche C Term Loans prepaid.

                  (b) Optional Prepayment. The Borrower may, from time to time, prepay the Term Loans, in whole or in part, together with interest thereon to the date of prepayment, plus, in the case of prepayments of the Tranche B Term Loans, the Yield Maintenance Premium on the principal amount prepaid. Optional prepayments pursuant to this subsection 4.2(b) shall be made upon at least two Working Days' prior written irrevocable notice to the Senior Tranche Agent and the Junior

Tranche Agent, specifying the date and amount of such prepayment. If any such notice is given, the Borrower will make the prepayment specified therein and such prepayment shall be due and payable on the date specified therein, together with interest accrued thereon to the date of prepayment, plus, the Yield Maintenance Premium on the principal amount of the Tranche B Term Loans prepaid. Optional prepayments shall be applied to installments of the Term Loans pro rata in the inverse order of maturity.

                  (c) Obligations under the Borrower Letters of Credit. The Borrower's obligations in respect of the Borrower Letters of Credit may be satisfied by (i) paying or prepaying any amount due or to become due in respect of such obligations, (ii) providing the Lenders which hold a participating interest in such Letters of Credit with cash collateral, pursuant to documentation in form and substance satisfactory to such Lenders and the Letter of Credit Issuer, in an amount equal to the aggregate undrawn face amount of the Letters of Credit or (iii) causing the termination of the Borrower Letters of Credit.

                  (d) Effect of Prepayment. Upon prepayment in full, the Senior Tranche Agent, the Junior Tranche Agent and the Agent shall deliver to the Borrower, at the Borrower's expense, such documents reasonably requested by the Borrower to evidence the release of the Lender's Liens on the Collateral pursuant to the Collateral Security Documents.

                  (e) No Reborrowing. Payments and prepayments made pursuant to this subsection 4.2 may not be reborrowed.

                   4.3 Interest Rates and Payment Dates. (a) (i) The Tranche A Term Loans which are Eurodollar Loans shall bear interest for each Eurodollar Interest Period on the unpaid principal amount thereof at the Interest Rate set forth in clause (b) of the definition thereof.

                  (ii) The Tranche A Term Loans which are Base Rate Loans shall bear interest on the unpaid principal amount thereof at the Interest Rate set forth in clause (a) of the definition thereof.

                  (iii) The Tranche B Term Loans and Tranche C Term Loans shall bear interest on the unpaid principal amount thereof at the Interest Rate set forth in clause (c) of the definition thereof.

                  (b) If all or a portion of the principal amount of any Tranche A Term Loan made hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such Tranche A Term Loan, if a Eurodollar Loan, shall be converted to a Base Rate Loan at the end of the Eurodollar Interest Period therefor. Any such overdue principal amount with respect to Tranche A Term Loans referred to in subsection 4.3(a) and with respect to Tranche B Term Loan and Tranche C Term Loans shall bear interest at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to such subsections from the date of such non-payment until paid in full (as well after as before judgment).

                  (c) Interest on the aggregate unpaid principal amount of the Loans shall be payable in arrears on each Interest Payment Date.

                  4.4 Interest Rate Conversions. Initially the Tranche A Term Loans will be Eurodollar Loans. Any Eurodollar Loan will be continued as such upon the expiration of the Eurodollar Interest Period with respect thereto; provided, that no Eurodollar Loan will be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Eurodollar Interest Period with respect thereto.

                  4.5 Pro Rata Payments. So long as no Event of Default shall have occurred and be continuing, each payment (excluding any prepayments) by the Borrower on account of the principal of and interest on the Notes and on account of any Letter of Credit Fees hereunder shall be made pro rata to each Lender according to the ratio that such Lender's outstanding Loans bears to all outstanding Loans. If an Event of Default shall have occurred and be continuing, or in the case of any prepayments, each payment by the Borrower on account of the principal of and interest on the Notes and on account of any Letter of Credit Fees hereunder shall be made in the manner notified to the Borrower in writing by the Agent acting at the direction of the Lenders pursuant to the Intercreditor Agreement, each of which notifications the Borrower may rely upon as duly authorized by the Lenders. All payments (including prepayments) due hereunder or under the Notes on account of principal, interest, fees, and any other obligation incurred hereunder shall be paid, in the case of Tranche A Loans, to the Senior Tranche Agent by wire or electronic transfer for deposit to the credit of its account no. 50-205-776 at Bankers Trust Company, New York, New York, ABA Number: 0210-0103-3, or such other account as the Senior Tranche Agent may from time to time, in writing, specify to the Borrower, and, in the case of the Tranche B Loans and the Tranche C Loans, to the Junior Tranche Agent by wire or electronic transfer for deposit to the credit of its account no. 50-205 776 at Bankers Trust Company, New York, New York, ABA Number: 0210-0103-3, or such other account as the Junior Tranche Agent may from time to time, in writing, specify to the Borrower, in freely transferable Dollars and in immediately available funds without set-off or counterclaim. The Senior Tranche Agent shall distribute such payments to the Tranche A Landers, and the Junior Tranche Agent shall distribute such payments to the Tranche B Lenders and the Tranche C Benders, promptly upon receipt in like funds as received. No such payment, however, shall be deemed to be a waiver of any claims the Borrower may assert against the Agents or the Lenders. All payments hereunder shall be made without any presentment of the Notes to the Borrower, but upon payment in full of the Notes, the holders thereof shall cancel them and return them to the Borrower. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on Eurodollar Loans becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

                  4.6 Inability to Determine Eurodollar Rate. In the event that the Senior Tranche Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable for any Eurodollar Interest Period with respect to Eurodollar Loans that will result from the required conversion of Base Rate Loans into Eurodollar Loans pursuant to subsection 4.4 or the continuation of Eurodollar Loans beyond the expiration of the then current Eurodollar Interest Period therefor, the Senior Tranche Agent shall give notice of such event to the Borrower. Within 30 days following the date of such notice by the Senior Tranche Agent, the Senior Tranche Agent (after consultation with each Tranche A Lender) and the Borrower shall enter into negotiations in good faith with a view to agreeing to an alternative basis acceptable to the Borrower and the Tranche A Lenders for determining the interest rate (the "Substitute Eurodollar Rate") which shall be applicable during such Eurodollar Interest Period for the Eurodollar Loans to which such Eurodollar Interest Period applies and which shall reflect the cost to the Tranche A Lenders of funding such Eurodollar Loans for such Eurodollar Interest Period from alternate sources at the rate set forth in the Letter Agreement. If, at the expiration of 30 days from the giving of such notice by the Senior Tranche Agent, the Senior Tranche Agent and the Borrower have agreed to such Substitute Eurodollar Rate, such Substitute Eurodollar Rate shall take effect with respect to such Eurodollar Interest Period from the beginning of such Eurodollar Interest Period.

                  If, at the expiration of 30 days from the giving of such notice by the Senior Tranche Agent, the Senior Tranche Agent and the Borrower have not agreed to a Substitute Eurodollar Rate, (a) any requested Eurodollar Loans shall be deemed to have been made as Base Rate Loans, (b) any Base Rate Loans that were to have been converted to Eurodollar Loans shall be continued as Base Rate Loans and (c) any outstanding Eurodollar
Loans shall be converted, on the last day of the then current Eurodollar Interest Period therefor, to Base Rate Loans. Until such notice has been withdrawn by the Senior Tranche Agent, no further Eurodollar Loans shall be made nor shall any Base Rate Loans be converted to Eurodollar Loans pursuant to subsection 4.4(a).

                  4.7 Computation of Interest and Fees. (a) Interest in respect of Tranche B Term Loans, Tranche C Term Loans and Eurodollar Loans and all fees hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest in respect of Base Rate Loans shall be calculated on the basis of a 365/366 day year for the actual days elapsed.

                  (b) The Senior Tranche Agent shall as soon as practicable notify the Borrower and the Tranche A Landers of each determination of a Eurodollar Rate and a Base Rate and of the effective date and amount of each change in the Base Rate.

                  (c) Each determination of an interest rate by the Senior Tranche Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

                  4.8 Increased Costs. (a) Notwithstanding any other provisions of this Agreement, if any Applicable Law or any change therein or in the interpretation or the application thereof by any Governmental Authority charged with interpretation or administration thereof shall make it unlawful for any Tranche A Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall give written notice thereof to the Borrower and the obligation of such Lender hereunder to make Eurodollar Loans shall forthwith be suspended so long as such Applicable Law, interpretation or application shall continue, and Tranche A Term Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the next succeeding Interest Payment Date or within such earlier period as may be required by law. If any such conversion of Eurodollar Loans is made on a day which is not the last day of a Eurodollar Interest Period, the Borrower shall pay to such Lender upon such Lender's request, such amount or amounts as may be necessary to compensate such Lender for any loss or expense sustained or incurred by such Lender in respect of the Eurodollar Loans as a result of such conversion, including but not limited to any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain the Eurodollar Loans hereunder, and shall pay to such Lender the Eurodollar Rate on such Eurodollar Loans to the date of such automatic conversion. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Lender to the Borrower shall be conclusive absent manifest error.

                  (b) In the event that any Applicable Law or any change therein or in the interpretation or application thereof by any Governmental Authority charged with the administration or interpretation thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) received from any central bank or monetary authority or other Governmental
Authority:

                  (i) does or shall subject such bender to any tax of any kind whatsoever or change therein with respect to this Agreement, the Notes or any Eurodollar Loan hereunder, or the performance by such bender of its obligations hereunder, or change the basis of taxation of payments to such bender of principal, commitment fees, interest, letter of credit fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Lender); or

                  (ii) does or shall impose, modify or hold applicable or change any reserve (including, without limitation, basic, supplemental, marginal and emergency reserves), special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or letters of credit issued by or participated in by, or any other acquisition of funds by (including, without limitation, all eurocurrency funding by and all Eurocurrency liabilities), any office of such Lender which are not otherwise included in the determination of the Eurodollar Rate; or

                  (iii) does or shall impose on such Lender any other condition, or change therein;

and the result of any of the foregoing is to increase the cost to such Lender of making, committing to make, renewing, converting or maintaining Eurodollar Loans, to increase the cost of issuing or maintaining or participating in any better of Credit or to reduce any amount receivable thereunder, then, in any such case, the Borrower shall promptly pay to such Lender, upon its demand, such additional amount which will compensate such Lender for such additional cost or reduced amount receivable which such Lender deems to be material as determined by such Lender with respect to this Agreement, the Tranche A Term Notes, the Eurodollar Loans or the Letters of Credit hereunder.

                  (c) In the event that the adoption of any Applicable Law, rule, regulation or guideline regarding capital adequacy, or any change therein or in the interpretation or application thereof by any Governmental Authority charged with the administration or interpretation thereof or compliance by any Tranche A Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Tranche A Lender's capital as a consequence of its obligations hereunder to a level below that which such Tranche A Lender could have achieved but for such adoption, change or compliance (taking into consideration such Tranche A Lender's policies with respect to capital adequacy) by any material amount, then from time to time, within 15 days after demand by such Tranche A bender, the Borrower shall pay to such Tranche A Lender such additional amount or amounts as will compensate such Tranche A bender for such reduction.

                  (d) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 4.8, it shall promptly notify the Borrower thereof. A certificate as to any additional amounts payable pursuant to this subsection 4.8 submitted by such Lender to the Borrower shall be conclusive absent manifest error. The covenants contained in this subsection 4.8 shall survive the termination of this Agreement, payment of the outstanding Notes and expiration of the Letters of Credit.

                  (e) In the event that the Borrower shall receive a certificate with respect to additional amounts payable pursuant to subsection 4.8(a) or (b) in respect of Eurodollar Loans, the Borrower shall have the option, exercisable by notice to the Senior Tranche Agent at least three Working Days prior to the next succeeding Interest Payment Date, to convert all then outstanding Eurodollar Loans to Base Rate Loans on such next succeeding Interest Payment Date. Upon receipt of such notice, the Senior Tranche Agent shall promptly notify each Tranche A Lender thereof. Should such option be exercised, the Senior Tranche Agent agrees that in the event that such additional amounts pursuant to this subsection 4.8 would at any time no longer be payable with respect to Eurodollar Loans, it shall promptly notify the Borrower thereof and as soon as practicable thereafter, the outstanding Base Rate Loans shall be converted to Eurodollar Loans.

                  4.9 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on the Eurodollar Loans or (b) a prepayment by the Borrower of Eurodollar Loans on a day which is not the last day of a Eurodollar Interest Period, including any lost yield on such Loans at the applicable interest rates provided for herein, but excluding any lost opportunity costs. This covenant shall survive termination of this Agreement, payment of the outstanding Tranche A Term Notes and expiration of the Letters of Credit.

                  4.10 Taxes. All payments made by the Borrower under this Agreement, the Notes and the Letters of Credit shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding net income taxes and franchise taxes based upon net income imposed on the Agents or any Lender by the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico) and net income taxes and franchise taxes based upon net income imposed by the country in which any Lender is organized or in which its Eurodollar lending office is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Indemnified Taxes"). If any Indemnified Taxes are required to be withheld from any amounts payable to any Lender hereunder or under the Notes or the Letters of Credit, the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Indemnified Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Indemnified Tax is paid by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Senior Tranche Agent and the Junior Tranche Agent, a certified copy of an original official receipt showing payment thereof. If the Borrower fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to the Senior Tranche Agent and the Junior Tranche Agent the required receipts or other required documentary evidence, the Borrower shall indemnify each Lender for any incremental taxes, interest or penalties that may become payable by such Lander as a result of any such failure.

                  4.11 Limitation of Liability. The Agents, the Letter of
Credit Issuer and the Lenders agree that the liability of the Borrower under this Agreement, the Notes and the other Obligations shall be limited to the Collateral and the rights and remedies of the Lenders against the Collateral pursuant to the Collateral Security Documents, and in no event shall the Borrower or any Partner or any officer, director, partner or Affiliate thereof be personally liable or obligated for any such obligations. Nothing herein shall limit the full recourse of the Lenders to the Collateral pursuant to the Collateral Security Documents or be deemed to constitute a waiver of liability, if any, of any Person for damages for fraud or for any knowing misrepresentation made by such Person herein or in any other Basic Document or in any certificate or other document delivered pursuant hereto or thereto.

                  SECTION 5. REPRESENTATIONS AND WARRANTIES
                             ------------------------------

                  In order to induce the Lenders to enter into this Agreement, to make the Loans and to take participating interests in the Borrower Letters of Credit and to induce the Letter of Credit Issuer to issue the Letters of Credit, the Borrower represents and warrants to the Agents, the Letter of Credit Issuer and the Lenders that:

                  5.1 Financial Statements. (a) The respective unaudited balance sheets of the Borrower and the General Partner as of November 30, 1991, and the related unaudited statements of income, partners' capital and changes in partners' capital and cash flow for the period then ended on such date, heretofore furnished to the Agents and the Lenders and certified by a Responsible Officer of the General Partner, are complete and correct in all material respects and fairly present the financial condition of the Borrower or the General Partner, as the case may be, on such date and the results of their respective changes in partners' capital and cash flow for the period then ended, in conformity with GAAP applied on a consistent basis. All liabilities, direct and contingent, of the Borrower and the General Partner on such date required to be disclosed pursuant to GAAP are disclosed in such financial statements.

                  (b) Since November 30, 1991, except as disclosed in writing by the Borrower to the Agents and the Lenders, no material adverse change has occurred in (i) the properties, business, operations, condition (financial or otherwise) or prospects of the Borrower or the General Partner, (ii) the Borrower's ability to perform its obligations under this Agreement, the Notes and the other Basic Documents to which it is a party or (iii) the General Partner's ability to perform its obligations under the Basic Documents to which it is a party, and, except as contemplated by this Agreement and the Non-Competition Agreement, no additional Indebtedness has been incurred by the Borrower or the General Partner.

                  5.2 Partnership Existence and Business; Partners. (a) The Borrower is a limited partnership duly organized and validly existing under the laws of the State of Delaware and is duly qualified to do business in the States of Texas and New Jersey, the only jurisdictions in which the conduct of its business or the ownership or lease of its assets requires such qualification. The Certificate of Limited Partnership of the Borrower has been duly filed in the office of the Secretary of State of Delaware and no other filing, recording, publishing or other act is necessary or appropriate in connection with the existence or the business of the Borrower except those which have been duly made or performed. From and after December 31, 1990, the Borrower has engaged in no business other than the development of the Project and the negotiation, execution, delivery and performance of the Basic Documents to which it is a party on such date, and the Borrower has no obligations or liabilities other than those directly related to the conduct of such business. The Borrower is and will be engaged solely in the business of constructing, owning and operating the Project.


                  (b) The General Partner is a limited partnership duly organized and validly existing under the laws of the State of Delaware and is duly qualified to do business in the States of New Jersey and Texas, the only jurisdictions in which the conduct of its business or the ownership or lease of its assets requires such qualification. The General Partner is the sole general partner of the Borrower, and is engaged solely in: (i) the business of being the general partner of the Borrower, (ii) activities permitted pursuant to the General Partner Term Loan Agreement and (iii) the performance of the Borrower's obligations pursuant to the Basic Documents.

                  (c) The only partners of the Borrower on the date of execution and delivery of this Agreement are the General Partner, as the sole general partner, and the Limited Partner, as the sole limited partner.

                  (d) The Borrower does not have any Subsidiaries. The General Partner has one Subsidiary, which Subsidiary is the Borrower.


                  5.3 Compliance with Law. Each of the Borrower and the General Partner is in compliance with all Requirements of Law.


                  5.4 Power and Authorization: Enforceable Obligations. (a) The Borrower has full power and authority and the lesal risht to construct, own and operate its properties (including, without limitation, the Project), to conduct its business as now conducted and as proposed to be conducted by it and to take all action as may be necessary to complete the transactions contemplated hereunder and under the Basic Documents. The Borrower has full power and authority and the legal right, to execute, deliver and perform this Agreement, the Notes and the other Basic Documents to which it is or is to become a party, to grant the liens and security interests provided for in the Collateral Security Documents to which it is a party, to borrow hereunder and to have Letters of Credit issued for its account hereunder. The Borrower has taken all necessary partnership and legal action to authorize the borrowings hereunder and the issuance of the Letters of Credit on the terms and conditions of this Agreement, the Notes and the other Basic Documents to which it is a party, to grant the liens and security interests provided for in the Collateral Security Documents to which it is a party and to authorize the execution, delivery and performance of this Agreement, the Notes and the other Basic Documents to which it is a party. No Governmental Approval, consent or authorization of, filing with, or other act by or in respect of any other Person is required in connection with the borrowings hereunder, the issuance of the Letters of Credit or with the execution, delivery or performance by the Borrower or the validity or enforceability as to the Borrower of this Agreement, the Notes or the other Basic Documents except the Governmental Approvals and other consents and approvals set forth on Schedule 2, all of which have been obtained and are in full force and effect and not subject to appeal or judicial or governmental review, and Schedule 5, none of which are obtainable prior to the Term Loan Conversion Date, but all of which are obtainable in the ordinary course of the Borrower's business as and when required. Each of this Agreement, the Notes and the other Basic Documents to which the Borrower is a party has been duly executed and delivered by the Borrower and constitutes, and each of the other Basic Documents to which the Borrower is to become a party will, upon execution and delivery thereof by the Borrower and the other parties thereto (if any), constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity. Except as otherwise disclosed in writing to the Agents and the Landers, none of the Basic Documents to which the Borrower is a party has been amended or modified except in accordance with subsection 8.6, and all such Basic Documents are in full force and effect.

                  (b) The General Partner has full power and authority and the legal right to own its properties and to conduct its business as now conducted and proposed to be conducted by it, to execute, deliver and perform the Basic Documents to which it is a party, to take all action as may be necessary to complete the transactions contemplated thereunder, and to act as the general partner of the Borrower. The General Partner has taken all necessary partnership and legal action to authorize the execution, delivery and performance of the Basic Documents to which it is a party and to grant the Liens provided for in the Collateral Security Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any other Person (including any partner of the General Partner) is required in connection with the execution, delivery or performance by the General Partner or the validity or enforceability as to the General Partner of the Basic Documents to which it is a party except the Governmental Approvals and other consents and approvals set forth on Schedule 2, all of which have been obtained and are in full force and effect and not subject to appeal or judicial or governmental review, and
Schedule 5, none of which are obtainable prior to the Term Loan Conversion Date, but all of which are obtainable in the ordinary course of the Borrower's business as and when required. Each of the Partnership Agreement and the other Basic Documents to which the General Partner is a party has been duly executed and delivered by the General Partner and constitutes, and each of the other Basic Documents to which the General Partner is to become a party will, upon execution and delivery thereof by the General Partner and the other parties thereto (if any), constitute, a legal, valid and binding obligation of the General Partner enforceable against the General Partner in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

                  (c) The Partnership Agreement has been duly authorized, executed and delivered by each of the Partners and constitutes a valid and legally binding obligation of each of the Partners enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

                  5.5 Permits and Approvals. No material Governmental Approvals or other material consents or approvals are required in connection with (a) the participation by the Borrower or the General Partner in the transactions contemplated by this Agreement and the other Basic Documents, (b) the construction, use, ownership or operation of the Project in accordance with the applicable provisions of the Basic Documents and in compliance with all Requirements of Law, (c) the validity and enforceability of the Basic Documents,
(d) the transportation of Fuel to the Facility and the use of the Fuel for operation of the Facility or (e) the grant by the Borrower and the General Partner of the Liens created pursuant to the Collateral Security Documents and the validity and enforceability thereof and the perfection of and the exercise by the Agent of its rights and remedies thereunder, except for the permits, Governmental Approvals and other consents and approvals set forth on Schedule 2, all of which have been obtained and are in full force and effect and not subject to appeal or judicial governmental or other review, and Schedule 5, none of which are obtainable prior to the Term Loan Conversion Date, but all of which are obtainable in the ordinary course of the Borrower's business as and when required. The foregoing representation is made to the best knowledge after due inquiry of the Borrower only with respect to the consents and approvals which are required to be obtained by any Participant (other than the Borrower and the General Partner). No Governmental Approval or other consent or approval is required to permit the commencement of construction on the Site, except for the permits and other consents and approvals required to be obtained by the Turnkey Contractor pursuant to the Turnkey Contract. The Borrower has no reason to believe that any Governmental Approval referred to in Schedule 5 cannot or will not be obtained or made in the normal course of business as and when required, except for any such Governmental Approval, the failure to obtain which could not reasonably be expected to (i) have a material adverse effect on the business, operations, property condition (financial or otherwise) or prospects of the

Borrower or the rights or interests of the Lender or (ii) materially adversely affect the ability of the Borrower to perform its obligations under the Basic Documents to which it is a party.

                  5.6 No Legal Bar. The execution, delivery and performance of this Agreement, the Notes and the other Basic Documents, the creation of the Liens provided for in the Collateral Security Documents, the borrowings by the Borrower hereunder, the issuance of the Borrower Letters of Credit and the use of the proceeds thereof, (a) will not violate any Requirement of Law applicable to the Borrower or the General Partner, (b) will not violate or result in any breach of, or constitute any default under, any Contractual Obligation of the Borrower or the General Partner, except to the extent that the failure to comply therewith could not reasonably be expected to (i) have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or the General Partner, as the case may be, or (ii) materially adversely affect the ability of the Borrower or the General Partner to perform its obligations under the Basic Documents to which it is a party, and
(c) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Borrower or the General Partner pursuant to any Requirement of Law or Contractual Obligation, except for Permitted Liens. No approvals or consents of any trustee or any holder of any indebtedness, obligations or securities of the Borrower or the General Partner or, to the best knowledge of the Borrower, any other Participant are required in connection with the execution, delivery and performance by the Borrower, the General Partner or any other Participant of any Basic Document to which it is or is to become a party, except such as have been duly obtained and are in full force and effect.

                  5.7 No Proceeding or Litigation. Except as previously disclosed by the Borrower to the Agents and the Lenders in a writing, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened against the Borrower or the General Partner, or against any of their respective properties, rights, revenues or assets, or the Project, or, to the best knowledge of the Borrower, pending or threatened against any other Participant, (a) which could reasonably be expected to have a material adverse effect on the properties, business, operations, condition (financial or otherwise) or prospects of the Borrower or the General Partner, (b) which could reasonably be expected to have a material adverse effect on the construction, completion or operation of the Project as contemplated by the Basic Documents,
(c) which could reasonably be expected to impair the value of the security granted to the Agent pursuant to the Collateral Security Documents or (d) which could reasonably be expected to have a material adverse effect on the ability of any Participant to perform its obligations under any Basic Document to which it is a party.

                  5.8 No Default or Event of Loss. Neither the Borrower nor the General Partner is in default under or with respect to any Contractual Obligation (including without limitation, any Basic Document to which it is a party) in any respect which could reasonably be expected to (i) have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or the General Partner or (ii) materially adversely affect the ability of the Borrower or the General Partner to perform its obligations under the Basic Documents to which it is a party. No notice of default has been given to the Borrower or the General Partner under any of the Basic Documents to which it is a party. To the best knowledge of the Borrower, no other party to a Basic Document is in default thereunder in any respect which could reasonably be expected to (i) have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of such party or (ii) materially adversely affect the ability of such party to perform its obligations under the Basic Documents to which it is a party. No Default or Event of Default has occurred and is continuing. No Event of Loss has occurred which has not been notified in writing to the Agents and the Lenders pursuant to subsection 7.18(a).

                  5.9 Ownership of Property; Liens. The Borrower has good title to all Collateral owned by it free and clear of all liens other than Permitted Liens. No mortgage or financing statement or other instrument or recordation covering all or any part of the Collateral which has been executed by, or with the permission of, the Borrower or the General Partner is on file in any recording office, except such as has been filed in favor of the Agent or as evidences Permitted Liens.

                  5.10 Taxes. (a) The General Partner has filed or caused to be filed all tax returns which are required to be filed by it or by the Borrower, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments made against it or the Borrower or any of its or the Borrower's property and all other taxes, fees or other charges imposed on it or the Borrower or any of its or the Borrower's property by any Governmental Authority, except taxes, fees and other charges not yet due and payable or which are being contested in accordance with the provisions of subsection 7.15.

                  (b) Except for (i) transfer taxes and registration, recordation and other miscellaneous fees payable in connection with the recordation of the Mortgage and the Security Agreement and the filing of financing statements required to perfect the Lenders' rights under the Collateral Security Documents, if any, which shall have been paid in full by the Borrower on or before each Borrowing Date to the extent required hereunder,

(ii) other taxes or fees, if any, which are indemnified against by the Borrower pursuant to subsection 4.9 and 4.10 and which shall have been paid in full by the Borrower on or before each Borrowing Date hereunder to the extent then required and (iii) taxes imposed with respect to any Bender by the jurisdiction in which such Lender is organized, doing business or in which an office of such bender is located or any political subdivision or taxing authority thereof or therein, to the best knowledge of the Borrower, neither the execution and delivery of this Agreement, the Notes, the Letters of Credit or any other Basic Document, nor the consummation of any of the transactions contemplated hereby or thereby, will result in any tax, levy, impost, duty, charge or withholding imposed by the United States or any agency or taxing authority thereof, or any political subdivision or taxing authority thereof or therein, on or with respect to such execution, delivery or consummation, or upon or with respect to the Agents or the Benders.

                  5.11 Federal Regulations. Neither the Borrower nor the General Partner is engaged or will engage in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations G, U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of the Loans will be used for "purchasing" or "carrying" any "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

                  5.12 ERISA. No Reportable Event has occurred during the immediately preceding six-year period with respect to any Plan, and each Plan has complied and has been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits under each Single Employer Plan maintained by the Borrower or any Commonly Controlled Entity (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such benefits. Neither the Borrower nor any Commonly Controlled Entity has during the immediately preceding six-year period had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to liability under ERISA if the Borrower or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the most recent valuation date applicable thereto. Neither the Borrower nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is in Reorganization or Insolvency nor, to the best knowledge of the Borrower, is any such Reorganization or Insolvency reasonably likely to occur. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(l) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

                  5.13 Investment Company Act. Neither the Borrower nor the General Partner is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  5.14 Collateral Security Documents. (a) Upon execution and delivery thereof, the Collateral Security Documents will be effective to create, in favor of the Agent, legal, valid and enforceable liens on and security interests in all right, title, estate and interest of the Borrower or the General Partner, as the case may be, in and to all items of Collateral (other than those items of Collateral which, individually or in the aggregate, are not material) and (i) all necessary and appropriate recordings and filings will have been duly effected in all appropriate public offices and (ii) any cash or other amounts then required to be deposited pursuant to the Security Deposit Agreement will have been so deposited so that the liens and security interests created by the Collateral Security Documents will constitute perfected first liens (other than as to the Permitted Liens) on, and prior (other than as to the Permitted Liens) perfected security interests in, all right, title, estate and interest of the Borrower or the General Partner, as the case may be, in and to all items of Collateral (other than those items of Collateral which, individually or in the aggregate, are not material) described therein (other than any item of Collateral as to which a security interest cannot be perfected by filing, recording or registering) prior and superior to all other Liens, existing or future, except Permitted Liens. The recordings and filings shown on Schedule 3 and the registration on the books of the General Partner of the pledge effected by the Assignment and Security Agreement and the continuous possession by the Security Agent of the cash required to be deposited pursuant to the Security Deposit Agreement are all the recordings, filings and other action (other than the periodic filing of continuation statements) necessary and appropriate in order to establish, protect and perfect the Agent's lien on and security interest in the right, title, estate and interest of the Borrower or the General Partner, as the case may be, in and to all items of Collateral (other than those items of Collateral which, individually or in the aggregate, are not material).

                  (b) As and when cash, cash equivalents, instruments, certificates and other securities (the "Security Deposit Collateral") are transferred in accordance with Applicable Law to, and held in the name of, the Security Agent in the accounts referred to in the Security Deposit Agreement, a fully perfected security interest in all right, title and interest of the Borrower in and to the Security Deposit Collateral will exist in favor of the Agent for the benefit of the Landers.

                  5.15 Full Disclosure. No representation, warranty or other statement made by the Borrower or the General Partner in any Basic Document or in any Certificate, Written Statement or other document furnished to the Agents, the Landers, the Lenders' Site Representative or the Independent Engineer by or on behalf of the Borrower or the General Partner, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower, except for general conditions affecting the cogeneration industry, which the Borrower has not disclosed to the Agents and the Lenders in writing prior to the date hereof which materially adversely affects, or which could reasonably be expected in the future to materially adversely affect, the Project or the properties, business, operations or financial condition of the Borrower or the General Partner or the ability of the Borrower or the General Partner to perform its obligations under any Basic Document to which it is or is to be a party.

                  5.16 Project Contracts. Except as previously disclosed in a writing by the Borrower to the Agents and the Lenders which specifically refers to this subsection, to the best knowledge of the Borrower, each of the Project Contracts constitutes the legal, valid and binding obligation of each of the parties thereto, and is enforceable against each such party in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity. Except as set forth on
Schedule 5, to the best knowledge of the Borrower, all Governmental Approvals and other consents or approvals required in connection with the execution, delivery and performance of each of the Project Contracts by the parties thereto (other than the Borrower) have been duly obtained or made, are in full force and effect and are not subject to appeal or judicial, governmental or other review. None of the Governmental Approvals and other consents and approvals referred to on Schedule 5 are obtainable prior to the Term Loan Conversion Date, but are obtainable in the ordinary course of each such party's business as and when required.

                  5.17 Property rights, Utilities. (a) All utility services, means of transportation, facilities, other materials and easements that can reasonably be expected to be necessary for the completion and operation of the Facility in accordance with the obligations of the Borrower under the Power Purchase Agreement and the Steam Supply Agreement, if any (including, without limitation, gas, electrical, water and sewage services and facilities), are or will be available to the Facility and, to the extent appropriate, arrangements have been made to provide such services, means of transportation, facilities, other materials and easements to the Facility.

                  (b) The easements described in Schedule 1 and the easements granted to the Borrower pursuant to the Project Contracts, if any, are the only easements necessary for the Borrower to perform its obligations under the Project Contracts.

                  5.18 Compliance with Building Codes, Zoning Laws. Etc. The Project complies in all material respects with all applicable zoning, land use and building codes, laws, regulations and ordinances. The Borrower has no knowledge of any violations of any laws, ordinances, codes, requirements or orders of any Governmental Authority affecting the Project, which violations could reasonably be expected to have a material adverse effect on the Project.

                  5.19 Princinal Place of Business, Etc. The principal place of business and chief executive office of the Borrower and the office where the Borrower keeps its records concerning the Project and all contracts relating thereto, is located at 1600 Smith Street, Suite 5000, 50th Floor, Houston, Texas.

                  5.20 Representations and Warranties. The representations and warranties of the Borrower contained in the Basic Documents (other than the Project Contracts and this Agreement) were true and correct on and as of the dates when made, and, except to the extent such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct as of such earlier date) the Borrower hereby confirms each such representation and warranty with the same effect as if set forth in full herein. The representations and warranties of the Borrower contained in the Project Contracts were true and correct in all material respects on and as of the dates when made, except with respect to those representations and warranties contained in Project Contracts acquired by the Borrower prior to December 31, 1990, in which case such representations and warranties shall have been true and correct in all material respects with respect to such Project Contracts from and after December 31, 1990, and, except to the extent such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date) the Borrower hereby confirms each such representation and warranty with the same effect as if set forth in full herein.

                  5.21 Material Technology. To the best knowledge of the Borrower after diligent inquiry, all licenses, trademarks, patents or agreements with respect to the usage of technology (other than those relating to any equipment supplied to the Borrower pursuant to the Equipment Supply Contract) that the Borrower owns or has the right to obtain or use and that are necessary for the construction, ownership, operation and maintenance of the Project are in full force and effect and have been assigned to the Agent for the ratable benefit of the Lenders.

                  5.22 Sufficiency of Basic Documents. The services to be performed, the materials to be supplied and the property interests, easements, if any, and other rights granted or to be granted pursuant to the Basic Documents comprise substantially all of the services, materials and property interests required for the acquisition, development, construction, installation, completion, operation and maintenance of the Project in accordance with all Requirements of Law and the Basic Documents. There are no services, materials or rights required for the construction, operation or maintenance of the Facility in accordance with the Basic Documents and all Requirements of Law, other than
(1) those granted by or to be provided by or on behalf of the Borrower pursuant to the Basic Documents, (2) the Governmental Approvals and other consents and approvals listed in Schedules 2 and 5, (3) those that can reasonably be expected to be commercially available at the Site and (4) those which the failure to obtain could not reasonably be expected to have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Borrower, could not reasonably be expected to materially adversely affect the ability of the Borrower to perform its obligations under the Basic Documents to which it is a party.

                  5.23 Environmental Matters. (a) (i) There are and have been no Hazardous Materials at, upon, under or within or discharged or emitted from the Project, including, without limitation, the air, subsurface, soil, surface and ground water and aquifers of the Site, except for such Hazardous Materials as may be permitted to be maintained on the Site in accordance with any Relevant Environmental Law or such Hazardous Materials that may be removed from the Site in accordance with all Relevant Environmental Laws at an aggregate cost not to exceed the amount set forth in the Construction Budget for Site preparation and amounts to be paid by the seller of the Site; and

                  (ii) no Environmental Discharges have occurred at, upon, under, within or from the Facility, except for such Environmental Discharges for which the aggregate cost of clean up will not exceed the amount set forth in the Construction Budget for Site preparation.

                  (b) No Environmental Notice has been received by the Borrower with respect to any Adverse Environmental Event.

                  (c) (i) With respect to the Site and the Facility, there are and have been no violations of any Relevant Environmental Law, except for violations which do not constitute an Adverse Environmental Event;

                 (ii) no outstanding order, judgment or decree which constitutes an Adverse Environmental Event has been entered with respect to the Site, the Facility or the Borrower: and

                 (iii) no other event has occurred which constitutes an Adverse Environmental Event.

                  The representations set forth in this subsection 5.23 relating to conditions existing on the Site prior to the Conformed Agreement Date shall be made only to the best knowledge of the Borrower.

                  5.24 Public Utility Status. (a) Neither the Borrower nor the General Partner will, by reason of (i) the ownership of the Facility or the operation thereof by the Borrower, or (ii) any other transaction contemplated by this Agreement or any other Basic Document, be deemed by any Governmental Authority having jurisdiction to be subject to financial, organizational or rate regulation as an "electric utility", "electric corporation", "electrical company", "public utility" or a "public utility holding company" under any existing Applicable Law except where (x) the effect of such determination would result only in the imposition of reporting or safety requirements which, in the reasonable opinion of the Lender, are non-burdensome in nature and (y) in the event that steam from the Project is supplied, directly or indirectly, to Persons other than the Steam Host under the Steam Supply Agreement or otherwise, the Limited Partnership shall have obtained a declaratory order or other official assurance, in form and substance reasonably satisfactory to the Lender, from the New Jersey Board of Regulatory Commissioners to the effect that such sales will not result in the Facility, the owner thereof or any of such owner's Affiliates being deemed to be, or subject to regulation as, a "public utility" under any Applicable Law (other than regulation of the nature described in clause (x) of this clause (m).

                  (b) Neither the Agents or any Lender will, by reason of (i) the ownership of the Facility or the operation thereof by the Borrower, (ii) the making of the Loans hereunder, (iii) the securing of the Loans by Liens on the Project and the Assigned Contracts or (iv) any other transaction contemplated by this Agreement or any of the other Basic Documents, be deemed by any Governmental Authority having jurisdiction to be subject to regulation as, an "electric utility", "electric corporation", "electrical company", "public utility" or a "public utility holding company" under existing Applicable Law; and neither the Agents nor any Lender will, solely by reason of the Lenders' ownership or operation of the Facility upon the exercise of the Lenders' remedies under the Collateral Security Documents and without regard to any other activities of the Agents or any Lender, be deemed by any Governmental Authority having jurisdiction to be subject to financial, organizational or rate regulation as an "electric utility", "electric corporation", "electrical company", "public utility" or a

"public utility holding company" under any Applicable Law except where (x) the effect of such determination would result only in the imposition of reporting or safety requirements which, in the reasonable opinion of the Required Lenders, are non-burdensome in nature and (y) in the event that steam from the Project is supplied, directly or indirectly, to Persons other than the Steam Host under the Steam Supply Agreement or otherwise, the Limited Partnership shall have obtained a declaratory order or other official assurance, in form and substance reasonably satisfactory to the Required Lenders, from the New Jersey Board of Regulatory Commissioners to the effect that such sales will not result in the Facility, the owner thereof or any of such owner's Affiliates being deemed to be, or subject to regulation as, a "public utility" under any Applicable Law (other than regulation of the nature described in clause (x) of this clause (m).

                  (c) The Facility is a Qualifying Facility; and FERC has issued final orders granting the Borrower's application for certification as a Qualifying Facility, which (except as such orders are subject to modification to reflect an increase in the net generating capacity of the Facility from 120 megawatts to 134 megawatts and the ownership of the Facility by the Borrower) orders are in full force and effect and are not the subject of any pending or threatened administrative or judicial proceedings.

                  SECTION 6. CONDITIONS PRECEDENT
                             --------------------

                  6.1 Conditions to the Term Loans. The obligations of the Lenders to make the Term Loans shall be subject to the fulfillment to the satisfaction of each of the Agents, unless otherwise specified, of the following conditions on or prior to the making of the Term Loans:

                  (a) Term Notes. The Agent shall have received on behalf of each Lender a Term Note conforming to the requirements hereof and executed by the Borrower.

                  (b) Capital Contributions. The Borrower shall have satisfied to the satisfaction of each of the Agents the conditions set forth in Section 2(b) and 2(c) of the Capital Contribution Agreement and GE Capital shall have made the capital contributions required to be made by it on the Second Capital Contribution Date pursuant to the Capital Contribution Agreement.

                  (c) Legal Opinions. Each Agent shall have received the following opinions of counsel, each in form and substance reasonably satisfactory to the Required Lenders:

                  (i) the opinion of counsel to the Borrower and the General
                      Partner;

                 (ii) the opinion of special New Jersey counsel to the
                      Borrower;

                (iii) the opinion of special Delaware counsel to the Borrower;

                 (iv) the opinion of special FERC and regulatory counsel to the
                      Borrower; and

                  (v) the opinion of special permitting and environmental
                      counsel to the Borrower.

                  (d) Authorizing Actions. All partnership, corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Basic Documents then contemplated by this Agreement to be in effect, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to each Agent and its counsel; and each Agent and its counsel shall have received such counterpart originals or certified or other copies of all such documents and instruments and of all records of partnership and corporate proceedings in connection with such transactions, and such incumbency and signature certificates of officers of the Borrower, the General Partner and Coqen, as each Agent or its counsel may reasonably request.

                  (e) Interest Rate Hedging Obligations. The Borrower shall have entered into agreements (such agreements, as amended, supplemented or modified from time to time the "Interest Rate Hedging Agreements"; and all obligations of the Borrower under such agreements, the "Interest Rate Hedging Obligations") to fix the interest rate on 100% of the principal balance of the Tranche A Term Loans from time to time scheduled to be outstanding, in form and substance satisfactory to the Senior Tranche Agent.

                  (f) Easements. Each of the Agents shall have received the following, each in form and substance satisfactory to it and its counsel:

                      (i) a fully executed and recorded easement agreement or
                  license agreement between the Borrower and the owner of each of parcels I XVIII indicated on the "Easement Plan Prepared for Coqen Technologies" prepared by GEOD Photoqrammetric Sciences Survey Technologies dated 12-29-92 and revised 1-13-93 covering such parcels, as well as an easement agreement between the Borrower and Coqen Technologies P.B., Inc. covering the parcel indicated on the "Easement Plan of Land Prepared for Coqen Technologies" prepared by GEOD Surveying and

                  Aerial Mapping dated 1-12-93 (collectively, the "Easements");

                      (ii) an amendment (the "Mortgage Amendment") to the
                  existing mortgage from the Borrower to GE Capital (the "Mortgage") adding the Basements to the real property interests encumbered by such mortgage and, if requested by GE Capital, spreading the lien of the Mortgage to the portion of vacated Sixth Street now owned by the Borrower;

                      (iii) endorsements to GE Capital's existing title
                  insurance policies insuring the lien of the Mortgage which (x) add the Mortgage Amendment to the description of the insured instrument, (y) add descriptions of the Easements to the current description of the real property interests insured by such policies and (z) affirmatively insure GE Capital that the Easements are contiguous to each other and to the real property currently encumbered by the Mortgage;

                      (iv) two originals of each of the surveys referred to in
                  clause (i), above, certified to GE Capital, the Borrower and Continental Title Insurance Company and including such additional information as GE Capital shall request; and

                      (v) an estoppel letter from Camden Paperboard Corporation.

                  (g) Representations and Warranties. The representations and warranties made by the Borrower or the General Partner herein, which it is a party,or in any other Basic Document to or which are contained in any certificate, document, financial or other statement furnished by the Borrower or the General Partner hereunder or thereunder or in connection herewith or therewith, shall be true and correct on and as of the Term Loan Conversion Date as if made on and as of such date, except to the extent that such representations and warranties relate specifically to an earlier date (in which case such representations or warranties shall have been true and correct on and as of such earlier date).

                  (h) Additional Documents. The Senior Tranche Agent shall have received such other documents and opinions as may be reasonably requested by it.

                  (i) Additional Matters. All other documents and legal matters in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Agents and their counsel.

                  SECTION 7. AFFIRMATIVE COVENANTS
                             ---------------------

                  So long as the Commitments remain in effect, any Note remains outstanding and unpaid, any amount remains available to be drawn under any Letter of Credit or any other amount is owing to the Agents or any Lender hereunder or under the Collateral Security Documents, the Borrower hereby agrees that:

                  7.1 Completion of Facility. The Borrower shall cause the Project to be completed in compliance in all material respects with all applicable national, state and local engineering, environmental, construction, safety and electrical generation codes and standards and in compliance with the terms of the Turnkey Contract (including, without limitation, the Completion Budget). The Borrower shall respond, and shall cause the Turnkey Contractor to respond, to the Independent Engineer's and the Lenders' Site Representative's inquiries regarding the completion of the Facility.

                  7.2 Conduct of Business, Maintenance of Existence, Etc. The Borrower shall at all times (i) engage solely in the business of developing, constructing, owning and operating or owning and leasing the Project, the performance of its obligations pursuant to the Non-Competition Agreement and the Project Contracts, (ii) preserve and maintain in full force and effect its existence as a limited partnership under the laws of the State of Delaware, its qualification to do business in the States of New Jersey and Texas and in each other jurisdiction in which the conduct of its business requires such qualification and all of its rights, privileges and franchises necessary for the construction, ownership and operation of the Project and (iii) obtain and maintain in full force and effect all Governmental Approvals and other consents and approvals required at any time in connection with the construction, ownership or operation of the Project, except to the extent that the failure to obtain and maintain such Governmental Approval or other consent or approval could not reasonably be expected to (i) have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or (ii) materially adversely affect the Borrower's ability to perform its obligations under the Basic Documents to which it is a party. The General Partner will engage solely in (i) the business of being the sole general partner of the Borrower, (ii) activities permitted pursuant to the General Partner Term Loan Agreement and the Non-Competition Agreement and (iii) the performance of the Borrower's obligations pursuant to the Basic Documents. In addition, the General Partner shall preserve and maintain its existence as a limited partnership under the laws of the State of Delaware and its qualification to do business in the States of Texas and New Jersey and in each other jurisdiction in which the conduct of its business requires such qualification.

                  7.3 Payment of Obligations. The Borrower will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Indebtedness and other obligations of whatever nature, except for any Indebtedness or other obligations which are being contested in good faith and by appropriate proceedings and to the extent that the Borrower is complying with the relevant provisions of clauses (a)-(d) of subsection 7.19 or subsection 7.20, as applicable.

                  7.4 Performance under Other Agreements. The Borrower shall duly perform and observe all of the covenants, agreements and conditions on its part to be performed and observed hereunder and under the Notes and the Collateral Security Documents to which it is a party, and shall duly perform and observe in all material respects all of the covenants, agreements and conditions on its part to be performed and observed under the other Basic Documents to which it is a party. The Borrower shall diligently enforce all of its rights under each Assigned Contract except to the extent that the failure to enforce such rights could not reasonably be expected to (i) have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or (ii) materially adversely affect the Borrower's ability to perform its obligations under the Basic Documents to which it is a party. The Borrower shall have the right to terminate any Assigned Contract (other than the Project Contracts and the Capital Contribution Agreement) except to the extent that the exercise of such right could reasonably be expected to
(i) have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of the Borrower or (ii) materially adversely affect the Borrower's ability to perform its obligations under the Basic Documents to which it is a party.

                  7.5 Insurance Coverage. Without limiting any of the other obligations or liabilities of the Borrower under this Agreement, the Borrower shall at all times carry and maintain or cause to be carried and maintained at its own expense such insurance as is customarily maintained by constructors, owners, operators, and lessees of electric generating facilities and in all events shall carry and maintain at least the minimum insurance coverage set forth in this subsection. The Borrower shall also carry and maintain any other insurance that the Agents and the Required Lenders may reasonably require from time to time. All insurance carried pursuant to this subsection shall be with such insurers, in such amounts and in such form and with deductibles or self insured retentions as shall be reasonably satisfactory to the Required Lenders provided such insurance shall be available on commercially reasonable rates. All insurance required under (a), (b), (c) and (f) below shall be on a designated location basis and shall apply solely to the use, operation and maintenance of the Facility.

                  (a) After acceptance of the Facility, the Borrower shall maintain or cause to be maintained all risk property and boiler & machinery insurance, covering physical loss or damage to the Facility and transmission lines (related to the interconnection facilities) including fire and extended coverage, collapse, liquid damage, earthquake, flood and comprehensive boiler and machinery (including electrical malfunction and mechanical breakdown). Such insurance shall cover all property of the Facility. The all risk property and boiler and machinery coverage shall not contain an exclusion for resultant damage caused by faulty workmanship, design or materials. Coverage shall be written on a replacement cost basis and in an amount acceptable to the Required Landers, but in no event less than the replacement cost of the Facility. Such policy shall contain a valid agreed amount endorsement waiving any coinsurance penalty. The policy may be subject to deductibles not to exceed $250,000 per occurrence. To the extent the sum of (w) the amount necessary to pay any liability to PSE&G under the Power Purchase Agreement, (x) the Stipulated Redemption Value (which includes the amount necessary to prepay the Term Loan),
(y) the principal of and interest on the General Partner Term Loan and (z) the face amount of Borrower Letters of Credit exceeds the limits of coverage under the property and boiler & machinery policy referred to above, the Borrower shall procure a special policy known as a "Single Interest Excess of Loss Coverage" or "Stipulated Loss Coverage" covering all the perils provided by the property and boiler & machinery policy. Such policy shall provide limits equal to the difference between (A) the sum of clauses (x), (y) and (z) of the immediately preceding sentence and (B) the property and boiler & machinery limits, or as may be mutually agreed between the Borrower and the Required Lenders.

                  (b) As an extension of (a) above or as a separate policy, the Borrower shall maintain or cause to be maintained business interruption insurance in an amount equal to 1-1/2 years' projected continuing expenses and profit of the Borrower and contingent business interruption insurance in an amount equal to one year projected continuing expenses and profit of the Borrower. This extension of the policy shall include coverage for (x) business interruption arising from loss or damage to the Facility and (y) contingent business interruption arising from damage to the property and equipment of customers and suppliers of the Facility, which is not covered by the insurance specified in paragraph (a) above. Such customers and suppliers shall include but not be limited to the purchasers of steam and electricity and the suppliers of gas. Any such extension or policy shall also include coverage for expediting expenses and extra expense with a sublimit of $10,000,000. Any such extension or policy shall have a deductible not to exceed 30 days business interruption except for expediting expense and extra expense which deductible shall not exceed $250,000.

                  (c) The Borrower shall maintain comprehensive (or commercial) general liability insurance written on an occurrence basis and with a combined single limit of not less than $l,OOO,OOO. Such coverage shall include premises/operations, explosion, collapse and underground hazards, broad form contractual, independent contractors, products/completed operations, broad form property damage and personal injury. Such policy shall be written on a project specific basis and shall apply solely to the construction, use, operation and maintenance of the Facility.

                  (d) The Borrower shall maintain (i) Workers Compensation insurance with statutory limits and (ii) employers liability with limits of not less than $l,OOO,OOO including occupational disease coverage.

                  (e) The Borrower shall maintain comprehensive (or business) automobile liability insurance for owned (if any), nonowned and hired vehicles with combined single limits of not less than $500,000.

                  (f) The Borrower shall maintain excess (or umbrella) liability insurance written on an occurrence basis and providing coverage limits in excess of the insurance required to be maintained pursuant to 7.5(c), (d)(ii) and (e). The limits of such insurance and such excess insurance (or umbrella) coverage, when combined, shall be not less than $25,000,000. Such policy shall be written on a project and shall apply solely to the construction, use, operation and maintenance of the Facility.

                  (g) The Borrower shall maintain such insurance as the Borrower is required to maintain pursuant to the provisions of any other Basic Document.

                  (h) The Borrower shall cause the Operator to obtain and maintain in full force and effect:

                      (i) (y) Workers' compensation insurance written with
                          statutory limits and (z) employer's liability in an amount not less than $1,000,000. The employer's liability coverage shall not contain an occupational disease exclusion.

                     (ii) Comprehensive automobile liability insurance for all
                          owned, nonowned and hired vehicles written in an amount not less than $500,000.

                  (i) The insurance carried in accordance with this subsection
7.5 shall be endorsed as follows:

                      (i) the Borrower shall be the named insured and the
                          Agents, the Lenders and each Partner shall be an additional named insured with respect to the insurance required to be maintained pursuant to subsections 7.5(a) and (b). The Borrower shall be the named insured and the Agents, the Lenders and each Partner shall be an additional named insured with respect to the insurance required to be maintained pursuant to Sections 7.5(c), (e), (f) and
                      (h)(ii). The Borrower, each Partner, the Agents and the Lenders shall be an additional insured with respect to insurance maintained pursuant to section 7.5(h)(ii).

                 (ii) the interest of the Agents, the Lenders or any Partner shall not be invalidated by any action or inaction of the Borrower or any other Person and shall insure the Agents, the Lenders and each Partner regardless of any breach or violation by the Borrower or any other Person and shall insure the Agents and the Lenders regardless of any breach or violation by the Borrower or any other Person of any warranties, declarations or conditions in such policies;

                (iii) the insurer thereunder shall waive all rights of
                      subrogation against the Agents and the Lenders, any right of setoff or counterclaim and any other right to deduction, whether by attachment or otherwise;

                 (iv) such insurance shall be primary without right of
                      contribution of any other insurance carried by or on behalf of the Agents with respect to its interest as such in the Facility;

                  (v) if such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any substantial change is made in the coverage which affects the interest of the Agents and the Lenders, such cancellation or change shall not be effective as to the Agents and the Lenders for 30 days, except for nonpayment of premium which shall be 10 days, after receipt by the Senior Tranche Agent for the Tranche A Lenders and the Junior Tranche Agent for the Tranche B Lenders and the Tranche C Lenders of written notice sent by registered mail from such insurer of such cancellation or change;

                 (vi) any insurance carried in accordance with subsection
                      7.5(c), (e), (f) and (h)(ii) shall be endorsed to provide that, inasmuch as the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured: and

                (vii) any insurance carried in accordance with subsection
                      7.5(a) or (b) shall include a standard lender's loss payable endorsement in favor of the Agents and the Agent shall be named the sole loss payee. Deductibles or self insured retentions shall be subject to approval by the Required Lenders.

                  7.6 Adjustment of Losses. The loss, if any, under any insurance required to be carried by subsection 7.5 shall be adjusted with the insurance companies or otherwise collected, including the filing of appropriate proceedings, by the Borrower, subject to the approval of the Required Lenders, as pertains to losses under subsections 7.5(a) and (b) only. All such policies shall provide that the loss, if any, under such insurance shall be adjusted and paid as provided in this Agreement.

                  7.7 Application of Payments. All payments received by any of the Agents or the Borrower from any insurer with respect to loss or damage to the Facility or other Collateral shall promptly be deposited in the Insurance and Condemnation Proceeds Account for application in accordance with the provisions of Section 4.05 of the Security Deposit Agreement.

                  7.8 Evidence of Insurance. On the Term Loan Conversion Date and on an annual basis at each policy anniversary, the Borrower shall furnish the Agents with approved certification of all required insurance. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits and the policy term, shall specifically list the special provisions enumerated for such insurance required by subsection 7.5 and, with respect to insurance required under subsections 7.5(a) and (b), shall be accompanied by a report of a Responsible Officer of the General Partner stating the full insurable value of the Facility as of the effective date of such policy or renewal thereof. Upon request, the Borrower will furnish the Agents with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the Facility.

                  7.9 Insurance Report. Concurrently with the furnishing of the certification referred to in subsection 7.8, the Borrower shall furnish the Agents with a report of an independent broker stating that all premiums then due have been paid and that, in the opinion of such broker, the insurance then carried and maintained is in accordance with the terms of subsection 7.5. The Agents may at their sole option obtain such insurance if not provided by the Borrower and, in such event, the Borrower shall reimburse the Agents upon demand for the cost thereof.

                  7.10 No Duty of the Agents to Verify. No provision of this Agreement or any provision of any other Basic Document shall impose on any Agent or any Lender any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower, nor shall any Agent or any Lender be responsible for any representations or warranties made by or on behalf of the Borrower to any insurance company or underwriter.

                  7.11 Inspection of Property; Books and Records. The Borrower shall keep proper books of record and account in which full, true and correct entries shall be made of all of its transactions in conformity with GAAP, and the Borrower shall permit representatives of the Agents to visit and inspect its properties, to examine its books of record and account and to discuss its affairs, finances and accounts with its principal officers, engineers and independent accountants, all at such reasonable times during business hours and at such intervals as the Agents may request. In addition, the Independent Engineer and representatives of the Agents shall have the right to inspect the Project from time to time and to discuss the operation of the Facility with the Borrower and the Operator.

                  7.12 Compliance with Laws. (a) The Borrower shall comply with all laws, rules, regulations and orders, and shall from time to time obtain and comply with all Government Approvals as shall now or hereafter be necessary under applicable law or regulation, in connection with the construction, operation and ownership of the Project, except any thereof the non-compliance with which could not reasonably be expected to (i) have a material adverse effect on the business, operations, property, condition (financial or other) or prospects of the Borrower or the rights or interests of the Lenders or (ii) materially adversely affect the Borrower's ability to perform its obligations under Basic Documents to which it is a party.

                  (b) Notwithstanding the foregoing, the Borrower shall cause all Hazardous Materials on the Site or relating to the Project to be handled and disposed of in compliance with all Relevant Environmental Laws.

                  7.13 Financial Statements. The Borrower shall furnish or cause to be furnished to the Agents and each Lender:

                  (a) as soon as available, but in any event within 120 days after the end of each fiscal year of each Reporting Participant, a copy of the balance sheet of such Reporting Participant as of the end of such fiscal year and the related statements of income, partners' capital and statements of changes in partners' capital and cash flow of such Reporting Participant for such fiscal year, setting forth, after fiscal year 1991, in each case in comparative form the figures for the previous fiscal year, certified without qualification or exception as to the scope of its audit by independent public accountants of national standing reasonably acceptable to the Agents; and

                  (b) as soon as available, but in any event within 60 days after the end of each quarterly period of each fiscal year of each Reporting Participant (other than the last quarterly period of each such fiscal year), the unaudited balance sheet of such Reporting Participant as of the end of such quarterly period and the related unaudited statements of income and partners' capital and statements of changes in partners' capital and cash flow of such Reporting Participant for such quarterly period and for the portion of the fiscal year then ended, setting forth, after fiscal year 1991, in each case in comparative form the figures for the previous period, certified by the chief executive officer or chief financial officer of such Reporting Participant (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except for changes approved or required by the independent public accountants certifying such statements and disclosed therein).

                  7.14 Certificates: Other Information. The Borrower shall furnish or cause to be furnished to the Agents and each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 7.13(a), a certificate of the independent public accountants which certified such financial statements stating that in making the examination necessary for the audit thereof no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 7.13(a) and 7.13(b), a certificate of a Responsible Officer of the General Partner stating that, to the best of his knowledge after due inquiry, each of the Borrower and the General Partner, during the period covered by such financial statements has observed and performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement and the other Basic Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default which has not been waived or cured and notice given hereunder at any time during such period or on the date of such certificate and no knowledge of any default or event which with the giving of notice or the lapse of time or both would constitute a default under any of the other Basic Documents at any time during such period or on the date of such certificate (or, if any such Default or Event of Default or default or event shall have occurred, a statement setting forth the nature thereof and the steps being taken by the Borrower to remedy the same);

                  (c) promptly after the same are sent, copies of all financial statements and reports which the Borrower sends to its Partners;

                  (d) promptly after the filing thereof, the "Annual Returns" (Form 5500 series) and attachments filed annually with the Internal Revenue Service with respect to each Single Employer Plan, if any, of the Borrower;

                  (e) with respect to any Single Employer Plan adopted or amended by the Borrower or the General Partner or any Commonly Controlled Entity on or after the Conformed Agreement Date, any determination letters received from the Internal Revenue Service with respect to the qualification of such Plan, as initially adopted or amended under Section 401(a) of the Code;

                  (f) promptly after delivery or receipt thereof, a copy of each material notice, demand or other communication delivered by or received by the Borrower pursuant to any Basic Document;

                  (g) copies of each material Governmental Approval or other material consent or approval obtained or made by the Borrower or the General Partner, or obtained or made by an EPC Contractor and delivered to the Borrower pursuant to an EPC Contract, including without limitation, the Governmental Approvals and other consents and approvals listed on Schedules 2 and 5;

                  (h) not later than 30 days prior to the end of each fiscal year of the Borrower, a copy of the monthly operating budget (which includes revenues and expenses), the capital expenditures budget and the general and administrative budget (collectively, the "Operating Budget") for the next fiscal year of the Borrower, and a copy of the projections by the General Partner of the operating Budget and cash flow of the Borrower for the next five succeeding fiscal years, such Operating Budget to be approved by the Co-Agents (which approval shall not be unreasonably withheld or delayed) and such Operating Budget and projections to be accompanied by a certificate of a Responsible Officer of the General Partner to the effect that such Operating Budget and projections have been prepared in good faith on a reasonable basis and that such officer has no reason to believe they are incorrect or misleading in any material respect;

                  (i) promptly after becoming available, but in any event within 30 days after the end of each calendar month (except the last month of each quarter), a report setting forth the power production and the revenues of the Project during such month and setting forth any extraordinary items incurred in connection with the Project but not included in the Operating Budget delivered pursuant to subsection 7.14(h), together with a comparison of the projected power production and revenues of the Project for such month;

                  (j) promptly after becoming available, but in any event within 30 days after the end of each calendar quarter, a report, certified by a Responsible Officer of the General Partner, setting forth the year-to-date power production and revenues, operating expenses, general and administrative expenses and capital expenditures of the Borrower, together with a comparison of the Operating Budget for such period, and a projection of revenues and expenses for the remainder of the Borrower's fiscal year;

                  (k) upon any Agent's request, quarterly and annual funds flow statements detailed to its reasonable satisfaction;

                  (1) upon request by any Agent, which request shall not be made more frequently than once in any twelve-month period, a revised plan for the procurement of natural gas for the Facility for the next four years demonstrating to the reasonable satisfaction of the Required Lenders how the Borrower will comply with the provisions of subsection 7.26; and

                  (m) promptly, such additional financial and other information with respect to the Borrower, the General Partner, the Turnkey Contractor or the Project as any Agent or the Required Lenders may from time to time reasonably request (but in the case of the Turnkey Contractor, only to the extent such information is available to or can reasonably be obtained by the Borrower or the General Partner).

                  7.15 Taxes and Claims. The Borrower shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of the Borrower. The Borrower shall have the right, however, to contest in good faith the validity or amount of any such tax, assessment, charge, levy or claim by proper proceedings timely instituted, and may permit the taxes, assessments, charges, levies or claims so contested to remain unpaid during the period of such contest if: (a) the Borrower diligently prosecutes such contest, (b) such contested item (other than any such item which the Borrower, with the consent of the Required Lenders (not to be unreasonably withheld)), deems to be unmerited and not to require the setting aside of any reserves) is included as an expense in the Completion Budget, and after the final completion of the Facility, the Operating Budget and, in the reasonable opinion of the Required Lenders, after giving effect to such expense, sufficient funds are projected to be available in the Completion Budget to complete the Facility in accordance with subsection 7.1,
(c) during the period of such contest the enforcement of any contested item is effectively stayed; provided, however, that this clause (c) shall apply to contested income taxes of a Partner only if the failure to pay such tax may then become a Lien on the Facility or any of the other Collateral or may interfere with the operation of the Facility and (d) in the reasonable opinion of the Required Lenders, such contest does not involve any substantial danger of the sale, forfeiture or loss of any part of the Project, title thereto or any interest therein and does not interfere with the operation of the Facility. The Borrower will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record.

                  7.16 Mechanics' and Materialmen's Liens. The Borrower shall protect and defend its interest in, and the Lenders' Liens on, the Collateral against any Lien for the performance of work or the supply of materials filed against the Collateral; provided, that the Borrower shall have the right to contest in good faith any such Lien by proper proceedings timely instituted, and may permit such Lien to exist during the period of such contest if: (a) the Borrower diligently prosecutes such contest, (b) adequate cash reserves (in the reasonable judgment of the Required Lenders) are set aside for such contested item (other than any such item which the Borrower with the consent of the Required Lenders (not to be unreasonably withheld), deems to be unmerited and not to require the setting aside of any reserves) is included as an expense in the Completion Budget and, of the Required Lenders,in the reasonable opinion after giving effect to such expense, sufficient funds are projected to be available in the Construction Budget to complete the Facility in accordance with subsection 7.1, (c) during the period of such contest the enforcement of any contested item and the Lien relating thereto is effectively stayed, and (d) in the reasonable opinion of the Required Lenders, such contest does not involve any substantial danger of the sale, forfeiture or loss of any part of the Project, title thereto or any interest therein and does not interfere with the operation of the Facility. The Borrower will promptly pay or cause to be paid any valid, final judgment enforcing any such item, cause the Lien relating thereto to be removed and otherwise cause such item to be satisfied of record.

                  7.17 Maintenance of Property. (a) The Borrower, at its expense, shall maintain the Project in such condition that the Facility will have the capacity and functional ability to perform, on a continuing basis (ordinary wear and tear excepted), in normal commercial operation, the functions and substantially all the ratings for which it was specifically designed in accordance with the Plans and Specifications; operate, service, maintain and repair all necessary or useful components thereof so that the condition and operating efficiency thereof will be maintained and preserved (ordinary wear and tear excepted) in all material respects in accordance with (i) Prudent Utility Practice and good commercial practice for items of a similar size and nature,
(ii) such operating standards as shall be required to enforce any material warranty claims against dealers, manufacturers, vendors, contractors and subcontractors and (iii) the terms and conditions of all insurance policies maintained by the Partnership or the Managing General Partner in effect at any time with respect thereto, (iv) in compliance with all Requirements of Law affecting the Project all requirements of the appropriate Board of Fire Underwriters or other similar body acting in and for the locality in which the Project is located and (v) in compliance With the terms of the Basic Documents except to the extent that the failure to comply with the terms of the Basic Documents could not reasonably be expected to have a material adverse effect on the business, properties, operations, condition (financial or otherwise) or prospects of the Borrower or the Project or on the ability of the Borrower to perform its obligations under the Basic Documents to which it is a party.

                  (b) If, after any loss, destruction or damage with respect to the Project referred to in clause (b) of the definition of "Event of Loss", subclauses (i),the conditions specified in (ii) and (iii) of said clause (b) are satisfied, the Borrower at all times thereafter will proceed diligently with all work necessary to replace and/or repair such loss, destruction or damage to the extent of the insurance proceeds or other funds received by it.

                  7.18 Notices. The Borrower will promptly give notice to the Agents and the Lenders:

                  (a) of the occurrence of any Default, Event of Default or Event of Loss;

                  (b) of the occurrence of any default or event of default under any Project Contract;

                  (c) of any litigation, investigation or proceeding affecting the Borrower in which the amount involved is $500,000 or more or in which injunctive or similar relief is sought;

                  (d) upon obtaining actual knowledge thereof, of any litigation or proceeding affecting any Participant other than the Borrower which if adversely determined could have a material adverse effect on the properties, business, operations or other condition of such Participant or on its ability to perform its obligations under any Basic Document to which it is a party;

                  (e) of the following events, as soon as possible and in any event within 10 days after the Borrower knows or has reason to know of the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by PBGC, the Borrower, any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

                  (f) of any loss or damage to the Collateral in excess of $500,000;

                  (g) of the execution and delivery of any Additional Contract;

                  (h) of the receipt by the Borrower of any Environmental Notice or of any notice of any event that creates a material likelihood of the occurrence of an Adverse Environmental Event; and

                  (i) of the receipt by the General Partner or the Borrower of any notice or declaration by any Governmental Authority which relates to, or could result in, the Project, the owner thereof or any of the owner's Affiliates being deemed to be, or subject to regulation as a "public utility" under any Applicable Law.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the General Partner setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto and, with respect to a notice given pursuant to clause
(g), shall be accompanied by a copy of the Additional Contract. For all purposes of clause (e) of this subsection, the Borrower shall be deemed to have all knowledge or knowledge of all facts attributable to the administrator of such Plan.

                  7.19 Assignments of Additional Contracts; Maintenance of Liens of the Collateral Security Documents; Mortgage. The Borrower will:

                  (a) after the execution and delivery of any Project Contract, execute and deliver to the Agent an Assignment with respect to such Project Contract and cause the other party or parties to such Project Contract to execute and deliver to the Agent a Consent to Assignment with respect to such Assignment;

                  (b) after the execution and delivery of any Additional Contract (other than a Project Contract), and promptly upon the request of the Agent, execute and deliver to the Agent, an Assignment with respect to such Additional Contract and cause the other party or parties to any Additional Contract set forth in clause (a)(i) of the definition thereof and any Additional Contract set forth in clause
         (a)(ii) of the definition thereof which has a term (including any renewal terms) of six months or more to execute and deliver to the Agent a Consent to Assignment with respect to such Assignment;

                  (c) promptly upon the request of the Agent and at the Borrower's expense, execute and deliver, or cause the execution and delivery of, and thereafter register, file or record in each appropriate governmental office, any document or instrument supplemental to or confirmatory of the Collateral Security Documents or otherwise deemed by the Agent to be necessary or desirable for the creation or perfection of the liens and security interests purported to be created by the Collateral Security Documents;

                  (d) (i) execute, deliver and record the Mortgage and (ii) if the Borrower shall at any time acquire any real property or leasehold or other interest in real property not covered by the Mortgage, promptly upon such acquisition, execute, deliver and record a supplement to the Mortgage, satisfactory in form and substance to the Required Lenders, subjecting such real property or leasehold or other interest to the lien and security interest created by the Mortgage; and

                  (e) protect and defend its interest in the Collateral against Liens asserted by any third Person, other than Permitted Liens, and, subject to subsection 7.16 and the second sentence of subsection 7.15 hereof, immediately discharge any such Lien so asserted. The Borrower shall promptly notify the Agent of any such assertion.

                  7.20 Agent for Service of Process. The Borrower shall appoint and continuously retain CT Corporation System, or such other agent as shall be reasonably acceptable to the Lender, as its agent in the State of New York for receipt of service of process and shall pay all costs, fees, and expenses in connection therewith. The Borrower has paid all fees necessary to retain CT Corporation System or such other agent for such purposes for the forthcoming 12-month period.

                  7.21 Employee Plans. For each Plan adopted by the Borrower which is an employee pension benefit plan as defined in Section 32) of ERISA, the Borrower shall (a) use its best efforts to seek and receive determination letters from the Internal Revenue Service to the effect that such Plan is qualified within the meaning of Section 401(a) of the Code: and (b) from and after the date of adoption of any such Plan, cause such Plan to be qualified within the meaning of Section 401(a) of the Code and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code.

                  7.22 Qualifying Facility Status. The Borrower will take all necessary action within its control, and otherwise use its best efforts, to ensure that the Facility continues to meet the requirements of a Qualifying Facility.

                  7.23 Fiscal Year. The fiscal year of the Borrower shall be a calendar year.

                  7.24 Easements. The Borrower agrees to submit to the Senior Tranche Agent and the Junior Tranche Agent for the Required Lenders' approval (not to be unreasonably withheld) copies of all prospective easements, licenses, restrictive covenants or other similar agreements affecting the Site (including all reciprocal easement agreements with parties interested in the Site or with parties interested in adjacent property) prior to their execution in the case of prospective agreements, together with a drawing or survey showing the location thereof.

                  7.25 Storage of Materials. The Borrower shall cause all materials supplied for, or intended to be utilized in, the construction of the Project, but not affixed to or incorporated into the Project, to be suitably stored on the Site or at such other location, and with adequate safeguards, as may be reasonably required by the Agents, to protect against loss, theft, damage or commingling with other materials.

                  7.26 Gas Supply Arrangements. (a) The Borrower shall use its reasonable efforts to pursue a gas procurement policy which (i) takes into consideration the gas purchasing policies of PSE&G so that on a long-term basis the extent that the Project's weighted average cost of gas will exceed the weighted average cost of gas of PSE&G is minimized and (ii) provides for reasonable diversity in the sources of supply of natural gas to the Borrower. In addition, prior to the execution of any Gas Purchase Agreement that has a term of two years or more, the Borrower shall use its reasonable efforts to obtain verification by an independent engineer of the natural gas reserves of any supplier with whom the Borrower proposes to enter into a Gas

Purchase Agreement (or any group of Gas Purchase Agreements from the same or related suppliers) representing more than 5% of the projected annual gas requirements of the Facility; provided, however, that the Borrower need not obtain independent verification of the natural gas reserves of any supplier if
(x) such supplier has an investment grade rating and (y) the Gas Purchase Agreement to which such supplier is a party contains a "keep-whole" provision reasonably acceptable to the Required Lenders with respect to the supplier's failure to deliver the nominated quantity of gas.

                  (b) In connection with the obligation set forth in subsection 7.26(a) above, at the end of each Annual Period, the Borrower shall (x) review the gas procurement policy pursued during such Annual Period to ascertain if such policy tracked the gas procurement policy of PSE&G and (y) review the gas procurement policy for the succeeding Annual Period to ascertain what adjustments, if any, will be necessary to cause the Borrower to comply with the obligation set forth in subsection 7.26(a) above. A summary of the results of such review and proposed adjustments, if any, shall be provided to the Agents in partial satisfaction of subsection 7.26(a) above, together with any supporting data or explanation of the methodology used which the Agents may reasonably request.

                  SECTION 8. NEGATIVE COVENANTS
                             ------------------

                  So long as the Commitments remain in effect, any Note remains outstanding and unpaid, any amount remains available to be drawn under any Letter of Credit or any other amount is owing to the Agents or any Lender hereunder or under the Collateral Security Documents, the Borrower agrees that:


                  8.1 Merger, Sale of Assets, Purchases, Etc. The Borrower shall not merge into or consolidate with any other Person, change its form of organization or its business, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or sell, lease, transfer or otherwise dispose of all or any material part of the Project or any substantial portion of the Borrower's other assets (including, without limitation, the Site) other than sales of electric power and sales of steam. The Borrower will not purchase or acquire any assets other than (x) the purchase of assets in connection with the completion, operation and/or maintenance of the Project, (y) Permitted Investments and (z) as may be permitted by Section 15 of the Capital Contribution Agreement.

                  8.2 Indebtedness; Guarantee Obligations. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness or Guarantee Obligations, except (i) Indebtedness in respect of the Notes, the Letters of Credit and other Obligations and (ii) any Indebtedness related to or included in a Permitted Lien.

                  8.3 Distributions, Etc. The Borrower shall not, without the prior written consent of the Required Lenders, make any distributions to the Partners or to any other Person in respect of any partnership interest in the Borrower or any payments of management fees to any Partner, whether in cash or other property, or redeem, purchase or otherwise acquire any interest of any Partner in the Borrower, or permit any Partner to withdraw any capital from the Borrower, excluding, however, (i) the Development Fee, (ii) the fee referred to in clauses (c) and (d) of subsection 8.13 and (iii) distributions to partners permitted by the provisions of the Amended and Restated Security Deposit Agreement.

                  8.4 Liens. The Borrower shall not create or suffer to exist any Lien on any of its properties or assets, other than Permitted Liens.

                  8.5 Nature of Business. The Borrower shall not engage in any business other than the development, construction and operation of the Project in accordance with the Non-Competition Agreement and the Basic Documents. The General Partner shall not engage in any business other than the business of being the managing general partner of the Borrower, activities permitted pursuant to the General Partner Term Loan Agreement and the NonCompetition Agreement and the performance of the Borrower's obligations pursuant to the Basic Documents.

                  8.6 Amendment of Contracts, Etc. The Borrower will not, without the prior written consent of the Required Lenders, agree to (a) the cancellation, suspension or termination of any Basic Document or any other contract referred to in subsection 8.19 (except upon the expiration of the stated term thereof), (b) the assignment of the rights or obligations of any party to any Basic Document or any such other contract except (x) as contemplated by this Agreement, the Collateral Security Documents or the Assignment relating to such other contract or (y) as permitted without the consent of the Borrower by the terms of such Basic Document or such other contract, or (c) any amendment, supplement or modification of, or waiver or consent with respect to any of the provisions of, any Basic Document, the Midlantic Agreements or any such other contract to which the Borrower or the General Partner is a party or with respect to which the consent of the Borrower or the General Partner is required.

                  8.7 Investments. The Borrower shall not make any investments (whether by purchase of stock, bonds, notes or other securities, loan, advance or otherwise) other than Permitted Investments and the entering into of the Interest Rate Hedging Agreement.

                  8.8 Qualifying Facility. The Borrower shall not take any action which would cause the Facility to cease to be a Qualifying Facility.

                  8.9 Leases. The Borrower shall not enter into, or be or become liable under, any agreement for the lease, hire or use of any real property or of any personal property, except for leases of real or personal property which are not Capital Leases, the aggregate annual rental under which shall not, without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld), exceed $200,000 in any fiscal year of the Borrower.

                  8.10 Change of Office. The Borrower shall not change the location of its chief executive office or principal place of business or the office where it keeps its records concerning the Project and all contracts relating thereto from that existing on the date of this Agreement and specified in subsection 5.19, unless the Borrower shall have given the Agents at least 30 days' prior written notice thereof and all action necessary or advisable in the Agent's opinion to protect and perfect the liens and security interests with respect to the right, title, estate and interest of the Borrower in and to the Collateral created by the Collateral Security Documents to which the Borrower is a party shall have been taken.

                  8.11 Change of Name. The Borrower shall not change its name except on at least 60 days' prior written notice to the Agents.

                  8.12 Compliance with ERISA. The Borrower shall not (a) terminate any Single Employer Plan so as to result in any material liability to PBGC, (b) engage in or permit any Affiliate to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan which would subject the Borrower to any material tax, penalty or other liability, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan subject to Section 412 of the Code or Part 3 of Title I(b) of ERISA, (d) allow or permit to exist any event (including a Reportable Event) or condition which represents a material risk of incurring a material liability to PBGC, or (e) permit the present value of all benefits vested under all Single Employer Plans subject to Title IV of ERISA, based on those assumptions used to fund the Plans, as of any valuation date with respect to such Plans to exceed the value of the assets of the Plans allocable to such benefits by a material amount.

                  8.13 Transactions with Affiliates and Others. The Borrower shall not, directly or indirectly, purchase, acquire, exchange or lease any property or services from, or sell, transfer or lease any property to, or borrow any money from, or enter into any management or similar fee arrangement with, any Affiliate or any officer, director or employee of the Borrower or the General Partner, except for (a) the transactions contemplated by the Basic Documents, (b) transactions in the ordinary course of business and upon fair and reasonable terms no less favorable than the Borrower could obtain, or could become entitled to, in an arm's length transaction with a Person which is not an Affiliate, (c) a management agreement pursuant to which the General Partner would receive an aggregate annual fee not to exceed 1.5% of the gross revenues of the Facility and (d) the gas management fee described in that certain letter delivered to the Agent on April 1, 1993.

                  8.14 Alterations of the Site or Project. The Borrower will not, without the prior consent of the Required Lenders, alter, remodel, add to, reconstruct, improve or demolish any part of the Project or Site or any other Collateral covered by the Collateral Security Documents, except as contemplated by or in accordance with the Plans and Specifications, in any manner that would materially impair the value of the security provided by the Collateral Security Documents.

                  8.15 Changes in Plans and Budgets. The Borrower shall not modify or supplement in any material respect the Completion Budget or the Plans and Specifications then in effect, without the prior written consent of the Required Lenders.

                  8.16 Change Orders. The Borrower shall not direct or permit the performance of any work pursuant to any revision (of whatever nature or form) of an EPC Contract or any change orders or change bulletins or other instruments or understandings relating thereto unless in each case the Borrower shall have received the prior written approval of the Required Lenders.

                  8.17 Capital Expenditures. The Borrower shall not directly or indirectly make or commit to make any expenditure in respect of the purchase or other acquisition (including installment purchases or financing leases) of fixed or capital assets (excluding normal replacements and maintenance which are properly charged to current operations), except for expenditures appearing in the Operating Budget.

                  8.18 Sale and Leaseback. The Borrower shall not enter into any arrangement with any Person providing for the leasing by the Borrower of real or personal property which has been or is to be sold or transferred by the Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower.

                  8.19 Approval of Significant Additional Contracts. Without the prior written consent of the Required Benders, the Borrower shall not enter into any of the following types of contracts:

                  (a) any Additional Contract which is a Project Contract;

                  (b) any contract (other than an EPC Contract, any contract relating to site monitoring, inspection or quality control services and any contract relating to support services to be provided by Persons which are not Affiliates of the Borrower) relating to the engineering of, the procurement of services, equipment, supplies or other materials for, or the construction of, the Facility to be entered into by the Borrower; and

                  (c) Additional Contracts (other than Project Contracts) for the transmission or sale by the Borrower of the Facility's steam or electric output pursuant to which the failure of the Borrower to perform could subject the Borrower to material damages.

                  8.20 Gas Purchase Agreements. The Borrower shall not enter into any Gas Purchase Agreement (a) with any of its Affiliates on terms that are less favorable than terms available with non-affiliated Persons or (b) which provides for the payment of burdensome liquidated damages by the Borrower. In addition, the Borrower shall not enter into any Gas Purchase Agreement with a term (including any renewal terms) of six months or more (1) if the price which the Borrower is obligated to pay for gas thereunder is fixed for a period of six months or more unless the Borrower can demonstrate to the Required Lenders reasonable satisfaction that PSE&G has entered into a gas purchase agreement or agreements (i) for a term coincidental with such Gas Purchase Agreement and (ii) with respect to a quantity of gas which bears the same proportion to PSE&G's total gas requirements for the period of such agreements as the quantity of gas subject to such Gas Purchase Agreement bears to the Facility's total gas requirements for the period of such Gas Agreement and (iii) which otherwise contains the same terms and provisions of such Gas Purchase Agreement, (2) which contains any material restrictions on assignment by the Borrower or which (3) contains any provision that would result in the termination, cancellation or suspension of such Gas Purchase Agreement upon the exercise by the Agent of any of its remedies hereunder or under the Collateral Security Documents or upon the sale of the Facility.

                  SECTION 9. EVENTS OF DEFAULT
                             -----------------

                  If any of the Events of Default listed below in this Section 9 shall occur and be continuing, the Agents may, and upon the written request of the Required Lenders shall, (i) declare the entire unpaid principal amount of the Loans and the then outstanding Notes, all interest accrued and unpaid thereon, and all other Obligations (including, without limitation, obligations in respect of the Letters of Credit, although contingent and unmatured) to be forthwith due and payable, whereupon such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Borrower; and/or (ii) demand that the Borrower discharge any or all the obligations supported by the Letters of Credit by paying or prepaying any amount due or to become due in respect of such obligations; and/or (iii) foreclose on any or all of the Collateral; and/or
(iv) proceed to enforce all other remedies available to it under applicable law.

Notwithstanding the foregoing, if an Event of Default referred to in paragraph
(f) or (g) below shall occur, automatically and without notice the actions described in clause (i) above shall be deemed to have occurred. All payments under this Section 9 on account of the undrawn Letters of Credit shall be made by the Borrower directly to a cash collateral account established by the Agent for such purpose for application to the Borrower's reimbursement obligations as drafts are presented under the Letters of Credit, with the balance, if any, to be applied to the Borrower's obligations under this Agreement and the Notes as the Agent shall determine with the approval of the Senior Tranche Agent, the Junior Tranche Agent and the Required Lenders.

                  Such Events of Default are the following:

                  (a) (i) any principal of any Term Loan shall not be paid in full when due or (ii) any interest on any Term Loan or any other amount payable to the Agents, the Lenders or the Letter of Credit Issuer under the Basic Documents shall not be paid when due and shall remain unpaid for five or more Business Days; or

                  (b) Any representation or warranty made by the Borrower herein or by the Borrower or the General Partner in any Basic Document (other than any Project Contract) to which the Borrower or the General Partner is a party, or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Agents or the Lenders by the Borrower or the General Partner hereunder or by the Borrower or the General Partner under any Basic Document (other than any Project Contract), shall prove to have been false or misleading as of the time made or deemed made; or

                  (c) The Borrower or the General Partner shall fail to perform or observe any of its Covenants contained in this Agreement (other than those referred to in paragraphs (a) and (b) above) or in any other Basic Document (other than any Project Contract) to which it is a party and such failure shall continue unremedied for a period of 30 days after written notice thereof from any Agent or any Lender to the
         Borrower: provided, however, that if such default is susceptible to cure, such 30 day period shall be extended for such additional period of time (not to exceed 60 days) during which the Borrower or the General Partner, as the case may be, shall be diligently using its best efforts to cure such default; or

                  (d) The Borrower, with respect to any Indebtedness or Guarantee Obligation, the principal amount of which exceeds $500,000, shall (i) default in any payment of principal of or interest on any such Indebtedness (other than the Notes and the Letters of Credit) or Guarantee Obligation beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such

         Indebtedness or Guarantee Obligation was created, or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) or the beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such beneficiary or beneficiaries) to cause, with the giving of notice if required or the passage of time, or both, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (e) (i) Any Participant, other than the Borrower, shall fail to perform or observe in any material respect any of its covenants or obligations contained in any of the Basic Documents (other than the covenants and obligations referred to in paragraphs (a), (b), (c) and
         (d) above and other than any default by the Counterparty under the Interest Rate Hedging Agreement) within the grace period, if any, provided for in such Basic Documents, which failure shall continue unremedied for a period of 30 days after notice by any Agent or any Lender to the Borrower or (ii) (x) any material provision of any Basic Document, once such document has been executed and delivered, shall at any time for any reason cease to be valid and binding or in full force and effect (other than as a result of any action by any Agent or any Lender) or any party thereto (other than any Agent or any Lender) shall so assert in writing, (y) any material provision of any Basic Document shall be declared to be null and void (other than as a result of any action by any Agent or any Lender) or (z) any Participant shall deny that it has any further liability or obligation under any Basic Document to which it is a party; provided that it shall not be an Event of Default under this subsection 9(e) if, (1) within 30 days after the occurrence of any of the foregoing events with respect to any Project Contract (other than the Steam Supply Agreement, the Power Purchase Agreement or the Gas Service Agreement), the Borrower shall have submitted a plan to the Agents to execute and deliver a document in substitution for such Project Contract, which plan shall be reasonably satisfactory in form and substance to the Required Lenders, and (2) within 90 days after the occurrence of any of the foregoing events with respect to any Project Contract (other than the Steam Supply Agreement, the Power Purchase Agreement or the Gas Service Agreement), such Project Contract shall have been replaced with another document (x) which is executed and delivered by parties acceptable to the Required Lenders, (y) which has terms and conditions similar to, and in the reasonable opinion of the Required benders, at least as favorable to the Project and the Lenders as, the substituted Project Contract and
         (z)
         which shall have been assigned to the Agent to the same extent as the substituted Project Contract in all material respects; or

                  (f) The Borrower or the General Partner shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due,
         (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such Person in an involuntary case under the Bankruptcy Code, or (vii) take any partnership or corporate action for the purpose of effecting any of the foregoing; or

                  (g) A proceeding or case shall be commenced without the application or consent of the Borrower or the General Partner in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up, or the composition or readjustment of debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or the General Partner under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts or
         (iii) a warrant of attachment, execution or similar process against all or a substantial part of the assets of any of the Borrower, the General Partner and such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days, or any order for relief against such Person shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect); or

                  (h) A judgment or judgments for the payment of money in excess of $l,000,000 shall be rendered against the Borrower and such judgment or judgments shall remain in effect and unstayed and unbonded for a period of 60 or more consecutive days; or

                  (i) Any Collateral Security Document, once executed and delivered, shall cease to provide the Lenders the liens, priority and security interests intended to be created thereby on all items of collateral other than items of Collateral which, individually or in the aggregate, are not material, or shall cease, for any reason, to be in full force and effect (other than as a result of any action by any Agent or any Lender and other than with respect to such immaterial items of Collateral) or any party thereto (other than any Agent or any Lender) shall so assert in writing; provided that it shall not be an Event of Default under this subsection 9(i) if, within 90 days after the occurrence of any of the foregoing events with respect to any Assignment or Consent to Assignment (other than the Assignment or Consent to Assignment relating to the Steam Supply Agreement, the Power Purchase Agreement, the Gas Service Agreement or the Turnkey Contract), the Project Contract to which such Assignment or Consent to Assignment relates has been replaced in accordance with subsection 9(e) and the Assignment or Consent to Assignment, as the case may be, shall have been replaced with an assignment or consent to assignment, as the case may be, (i) duly executed by the appropriate parties to the substituted Project Contract and (ii) substantially in the form of the Assignment or Consent to Assignment which it replaced; or

                  (j) The General Partner shall at any time cease to be the managing general partner of the Borrower, or, except as contemplated by the General Partner Term Loan Agreement, shall transfer, sell, assign, mortgage, pledge or otherwise dispose of its equity interest in the Borrower without the Required Lenders' prior written consent; or

                  (k) Robert McNair or his wife or children shall fail to own and control, directly or indirectly, a beneficial interest of at least 8.2% in the Borrower until the expiration of seven years after the Second Capital Contribution Date and (ii) thereafter, Robert McNair or his wife or children or an entity with a net worth equal to at least $100,000,000 shall fail to own and control, directly or indirectly, a beneficial interest of at least 8.2% in the Borrower: or

                  (l) The Borrower shall abandon the Project or otherwise cease to diligently pursue the development or construction of the Project for a period longer than 30 consecutive days: or

                  (m) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, or (iv) any Single Employer Plan shall terminate under
         Section 4041(c) of ERISA, or (v) the Borrower or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the

         Required Lenders, likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan: and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower; or

                  (n) The Borrower shall fail to pay, Satisfy or otherwise obtain a release of any bond or lien for the performance of work or the supply of materials filed against the Facility within 20 days of the Borrower's becoming aware of the filing thereof unless, if any such Lien arose in connection with a claim referred to in subsection 7.16, the Borrower shall be diligently contesting the same in accordance with, and subject to, subsection 7.16; or

                  (o) At any time after execution and delivery of the Mortgage, the Borrower shall sell, transfer, assign or convey the Mortgaged Premises (as defined in the Mortgage) or any part thereof or interest therein (by operation of law or otherwise) or the Borrower shall further mortgage, pledge or otherwise encumber the Mortgaged Premises or any part thereof or any interest therein or create or suffer to exist any lien, charge or other encumbrance on the Mortgaged Premises or any part thereof, whether superior or subordinate to the lien of the Mortgage, whether recourse or nonrecourse, except for Permitted Liens; or

                  (p) There shall be any material encroachment affecting all or any part of the Mortgaged Premises (as defined in the Mortgage) which has occurred without the approval of the Required Lenders and which is not removed or corrected within 60 days after the earlier of (i) the Borrower's receipt of notice of the existence of such encroachment from any Agent or any Lender or (ii) the Borrower's discovery thereof; or

                  (q) At any time any beneficial ownership interests in the Borrower shall be levied upon, attached or seized pursuant to a court order and such order is not vacated or stayed within 20 days of entry of such order; or

                  (r) Any right, title or interest of the Borrower in and to the Site shall be levied upon, attached or seized pursuant to a court order and such order is not vacated or stayed within 20 days of entry of such order; or

                  (s) The Borrower shall cease to have good and marketable title to the Site and the Project, in each case, free and clear of all Liens other than Permitted Liens.

                  Upon the occurrence of and during the continuance of any Event of Default, all remedies available to the Agents under this Agreement or any Collateral Security Document or by statute or by rule of law may be exercised by the Agents at any time and from time to time whether or not the Loans shall be due and payable, and whether or not the Agents shall have instituted any foreclosure or other action for the enforcement of any of the Basic Documents. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by this paragraph, the Borrower hereby irrevocably constitutes and appoints the Agents its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and to do and to perform any acts such as are referred to in this paragraph in the name and on behalf of the Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

                  SECTION 10. THE AGENTS AND RELATIONS AMONG LENDERS, ETC.
                              --------------------------------------------

                  10.1 Appointment of Agents, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Basic Documents with such powers as are expressly delegated to the Agent by the terms of this Agreement and the other Basic Documents, together with such other powers as are reasonably incidental thereto. Each Tranche A Lender hereby irrevocably appoints and authorizes the Senior Tranche Agent to act as its agent hereunder and under the other Basic Documents with such powers as are expressly delegated to the Senior Tranche Agent by the terms of this Agreement and the other Basic Documents, together with such other powers as are reasonably incidental thereto. Each Tranche B Lender and each Tranche C Lender hereby irrevocably appoints and authorizes the Junior Tranche Agent to act as its agent hereunder and under the other Basic Documents with such powers as are expressly delegated to the Junior Tranche Agent by the terms of this Agreement and the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Agents shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Basic Document, or be a trustee for any bender. Notwithstanding anything to the contrary contained herein, the Agents shall not be required to take any action which is contrary to this Agreement or any other Basic Document or applicable law. Neither the Agents nor any Lender nor any of their respective affiliates shall be responsible to any other Lender or any other Agent for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or any other Basic Document or in any certificate or other document referred to or provided for in, or received by any Lender under, this Agreement or any other Basic Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes, the other Basic Documents or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform its obligations hereunder or thereunder. The Agents may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agents nor any of their directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Basic Document or in connection herewith or therewith, except for its or their own gross negligence or wilful misconduct.

                  10.2 Reliance bv Agent. Each Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by this Agreement, each Agent shall not be required to take any action or exercise any discretion, but each Agent shall be required to act or to refrain from acting upon instructions of the Required benders and shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Basic Document in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the benders.

                  10.3 Defaults. No Agent shall be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that an Agent receives such a notice of the occurrence of a Default or an Event of Default such Agent shall give notice thereof to the other Agents and the Landers. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Affected Lenders.

                  10.4 Rights as Lenders. With respect to its commitment to make Loans, each Agent shall have the same rights and powers hereunder as any Lender and may exercise the same as though it were not acting as an Agent and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each Agent in its individual capacity. Each Agent and its affiliates may (without having to account therefor to any Lender) extend credit (on a secured or unsecured basis) to and generally engage in any kind of lending, trust or other business with the Borrower or any of its affiliates, as if it were not acting as an Agent.

                  10.5 Indemnification. Without limiting the obligations of the Borrower under subsections 11.5 and 11.6 hereof, the Lenders agree to indemnify each Agent, ratably in accordance with the aggregate principal amount of the Loans held by such Lender or, if no Loans are then outstanding, the respective amounts of their Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements or any kind or nature whatsoever which may at any time (including, without limitation, at any time following the payment of principal of and/or interest on the Loans) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which the Borrower is obligated to pay under subsections 11.5 and 11.6 hereof) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from any Agent's gross negligence or wilful misconduct. Each Agent shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  10.6 Non-Reliance on Agent and Other Lenders. Each Lender represents that it has, independently and without reliance on any Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrower and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither any Agent nor any Lender shall be required to keep informed as to the performance or observance by the Borrower under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of, the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agents hereunder, neither any Agent nor any Lender shall have any duty or responsibility to provide any Lender with any credit or other information concerning the Borrower, or any affiliate of the Borrower, which may come into the possession of such Agent or such Lender or any of its or their affiliates.


                  10.7 Resignation or Removal of Agents. Subject to the appointment and acceptance of a successor Agent as provided below, each Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and such Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent for such Agent. If no successor Agent shall have been appointed by the Required Lenders and shall have accepted such appointment within 30 days after such retiring Agent's giving of notice of resignation or the Required Lenders' removal of such retiring Agent, then such retiring Agent may, on behalf of the Lenders, appoint a successor Agent,which shall be (i) a bank with an office (or having an affiliate with an office) in New York, New York having a combined capital and surplus of not less than $500,000,000 and (ii) an Eligible Assignee. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of such retiring Agent, and such retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as an Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

                  10.8 Authorization. Each Agent is hereby authorized by the Lenders to execute, deliver and perform each of the Basic Documents to which such Agent (whether as "Agent", "Grantee" or "Mortgagee") is or is intended to be a party and each Lender agrees to be bound by all of the agreements of each Agent contained in the Basic Documents.

                  SECTION 11. MISCELLANEOUS
                              -------------

                  11.1 Amendments and Waivers. No provision of this Agreement or of any other Basic Document to which an Agent is a party may be amended, supplemented, modified or waived, except in accordance with the terms of this subsection 11.1. With the written consent of the Required Lenders, the Borrower and the Agents may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or any other Basic Document to which any Agent is a party or changing in any manner the rights of any Agent or of the Borrower hereunder or thereunder, and the Agents, with the consent of the Required Lenders, may execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or any other Basic Document to which any Agent is a party or any Default or Event of Default and its consequences. Any such waiver and any such amendment, supplement or modification shall be binding upon the Borrower, the Lenders and all future holders of the Notes; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) extend the maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or change the terms or amounts of the Agency Fees and Letter of Credit Fees, or amend, modify or waive any provision of this subsection, or reduce the percentage specified in the definition of Required Lenders or release any Collateral or amend any provision hereof which would result in borrowings or payments by the Borrower hereunder on a basis other than pro rata among all the Lenders, in each case without the written consent of all the Lenders or (b) amend, modify or waive any provision of Section 10 without the written consent of the then Agents. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agents and all future holders of the Notes.

                  11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by telecopier or, if available, by telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first class postage prepaid, or in the case of transmission by telecopier, when confirmation of receipt is obtained, or in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Borrower and the Agents and as set forth in Schedule 8 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

          The Borrower:         Camden Cogen L.P.
                                c/o Cogen Technologies
                                1600 Smith Street
                                Suite 5000, 50th Floor
                                Houston, Texas 77002
                                Attention: Robert C. McNair
                                Telecopy: (713) 951-7747
          The Senior
             Tranche Agent:     General Electric Capital Corporation
                                1600 Summer Street, Sixth Floor
                                Stamford, Connecticut 06905
                                Attention: Compliance Officer, Energy
                                           Projects
                                -- Transportation and Industrial
                                           Financing Corporation
                                Telecopy: (203) 357-4329


          The Junior
             Tranche Agent:     General Electric Capital Corporation
                                1600 Summer Street, Sixth Floor
                                Stamford, Connecticut 06905
                                Attention: Compliance Officer, Energy
                                           Projects
                                -- Transportation and Industrial
                                           Financing Corporation
                                Telecopy: (203) 357-4329

          The Agent:            General Electric Capital Corporation
                                1600 Summer Street, Sixth Floor

                                Stamford, Connecticut 06905
                                Attention: Compliance Officer, Energy
                                           Projects
                                -- Transportation and Industrial
                                           Financing Corporation
                                Telecopy: (203) 357-4329

                  11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or the Lenders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.4 Survival. All representations and warranties made in this Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

                  11.5 Expenses. Whether or not any Loan is made or any of the other transactions contemplated by this Agreement are consummated, the Borrower shall pay (i) the fees and expenses set forth in the Letter Agreement, (ii) all other expenses incurred by the Agents in connection with the Project (including without limitation, to oversee the performance of, and progress by, contractors performing work on the Project under the direction of the Borrower), including, without limitation, all fees and expenses of the Lenders' Site Representative and the Independent Engineer, and all expenses incurred in connection with obtaining reports relating to the environmental condition of the Site or permits relating to the Facility and (iii) all direct expenses of the Agent to protect and perfect the Lenders' liens on the Collateral, including without limitation, all title and conveyancing charges, recording and filing fees and taxes, mortgage taxes, insurance premiums (including title insurance premiums), and surveyors' and appraisers' fees, and will reimburse the Agents and the Lenders for all expenses paid by any of them of the nature described in this subsection
11.5 which have been or may be incurred by the Agents or any Lender with respect to any and all of the transactions contemplated herein.

                  11.6 Indemnification. The Borrower agrees to pay, indemnify and hold each Agent, each Lender and their respective affiliates, directors and officers harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or the other

Basic Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (all of the foregoing, collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to any such Person with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of any such Person, (ii) legal proceedings commenced against any such Person by any security holder or creditor of any such Person arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against any such Person by any Permitted Assignee or Transferee. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

                  11.7 Successors and Assigns; Transferees; Transferred Interests. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agents, the Lenders, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lenders.

                  (b) (i) Each Lender may at any time assign to one or more Eligible Assignees (a "Permitted Assignee") a portion of any of its interests, rights and obligations under this Agreement (including, without limitation, a portion of its Term Loans and, subject to subsection 3.7, interests in the Borrower Letters of Credit): provided, however, no Lender shall make any assignment of its interests, rights and obligations under this Agreement, if after giving effect to such assignment, there would be more than ten Lenders.

                  (ii) The parties to each such assignment shall execute and deliver to the Affected Agent, for its acceptance and recording in the Register referred to in paragraph (iii) of this subsection 11.7, an assignment substantially in the form of Exhibit C (an "Transfer Assignment and Acceptance"), together with any Note or Notes subject to such assignment. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and a Permitted Assignee, together with any Note or Notes subject to such assignment and the written consent to such assignment, if required, such Affected Agent shall, if such Assignment and Acceptance has been completed, (x) accept such Assignment and Acceptance, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower. Within five Business Days after notice of execution and delivery of such assignment, the Borrower, at its own expense, shall execute and deliver to such Affected Agent in exchange for the assigning Lender's surrendered Note or Notes a new Note or Notes to the order of such Permitted Assignee in an amount reflecting the portion of the Term Loans transferred to it pursuant to such assignment and a new Note or Notes to the order of the assigning Lender in an amount reflecting the portion of the Term Loans retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of such surrendered Note or Notes and shall otherwise be in substantially the form of Exhibits A-l, A-2 or A-3 hereto, as the case may be. Cancelled Notes shall be returned to the Borrower. Upon (x) the execution, delivery and recording of such assignment, (y) delivery of an executed copy thereof to the Borrower and (z) payment by the Permitted Assignee of the purchase price specified therein, (1) such Permitted Assignee shall be a Lender party hereto and, to the extent provided in such assignment (but in no event in excess of the amount assigned), shall have the rights and obligations of a Lender hereunder and (2) the assigning Lender shall, to the extent provided in such assignment with respect to the interests, rights and obligations of such Lender so assigned, be released from its obligations under this Agreement.

                  (iii) The Senior Tranche Agent and the Junior Tranche Agent shall maintain at its address referred to in subsection 11.2 hereof a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the principal amount of the Term Loans held by each Lender from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (c) The Borrower acknowledges that each Lender may at any time sell, assign, transfer, grant participations in, or otherwise dispose of a portion of its Loans or, subject to subsection 3.8, any of its right, title and interest therein, in Borrower Letters of Credit or in this Agreement and the Collateral Security Documents (collectively, "Participations") to one or more Eligible Assignees (such Eligible Assignees being herein called "Transferees"): provided, however, that (i) such Lender's obligations under this Agreement and under any Collateral Security Document shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Transferees shall be entitled to the benefit of the provisions contained in subsections 4.6, 4.8, 4.9 and 4.10 hereof, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and under any Collateral Security Documents.

                  (d) The Borrower authorizes each Lender to disclose to any prospective Permitted Assignee pursuant to paragraph (b) of this subsection 11.7 or prospective Transferee pursuant to paragraph (c) of this subsection 11.7 all financial or other necessary information in such Lender's possession concerning the Borrower, any Partner or the Project which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or any other Basic Document or which has been delivered

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to such Lender by or on behalf of the Borrower or any Affiliate of the Borrower in connection with such Lender's credit evaluation of the Borrower and the Project prior to or after entering into this Agreement, provided, however, that if any such information furnished to such Lender is marked in writing as being confidential information, such Lender shall use reasonable efforts to preserve the confidentiality of such information.

                  11.8 Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

                  11.9 Headings. The headings of the various sections and paragraphs of this Agreement are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

                  11.10 Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  11.11 The Lenders Sole Beneficiaries. All conditions of the obligations of the Lenders to make Loans and to take participating interests in Letters of Credit hereunder are imposed solely and exclusively for the benefit of the Lenders and their assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lenders will refuse to make Loans and to take participating interests in Letters of Credit in the absence of strict compliance with any or all of such conditions and no Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Lenders at any time if in their sole discretion it deems it advisable to do so. Inspections and approvals of Plans and Specifications, the Project and the workmanship and materials used therein impose no responsibility or liability of any nature whatsoever on the Agents, the Lenders, the Lenders' Site Representative or the Independent Engineer, and no Person shall, under any circumstances, be entitled to rely upon such inspections and approvals by the Agents, the Lenders, the Lenders' Site Representative or the Independent Engineer for any reason. The Lenders are obligated hereunder solely to make Loans and to take participating interests in Letters of Credit if and to the extent required by this Agreement.

                  11.12 Maximum Interest Rate. Anything to the contrary notwithstanding, no Lender shall charge, take or receive and the Borrower shall not be obligated to pay to any Lender, any amounts constituting interest on the Loans in excess of the maximum rate permitted by applicable law.

                  11.13 Governing Law. This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  11.14 Submission to Jurisdiction; Waivers. (A) The Borrower hereby irrevocably and unconditionally:

                  (i) Submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Basic Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and Appellate Courts from any thereof;

                  (ii) Consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in any inconvenient court and agrees not to plead or claim the same;

                  (iii) Agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 11.2 or at such other address of which the Agents shall have been notified pursuant thereto; and

                  (iv) Agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  (B) The Borrower, each Agent and each Lender hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding referred to in paragraph (a) above.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                             CAMDEN COGEN L.P.
                             By: Cogen Technologies Camden GP
                                   Limited Partnership, a
                                   Delaware limited partnership,
                                   its general partner

                                 By: Cogen Technologies Camden, Inc.,
                                       a Texas corporation
                                       general partner


                             By: /s/ signature goes here
                                 -------------------------------------
                                 Title:  Vice President

                             GENERAL ELECTRIC CAPITAL CORPORATION,
                               as Agent,

                             By: /s/Michael J. Tzougrakis
                                 -------------------------------------
                                 Title:  Manager - Operations

                             GENERAL ELECTRIC CAPITAL CORPORATION,
                               as Senior Tranche Agent

                             By: /s/Michael J. Tzougrakis
                                 -------------------------------------
                                 Title:  Manager - Operations

                             GENERAL ELECTRIC CAPITAL CORPORATION,
                               as Junior Tranche Agent

                             By: /s/Michael J. Tzougrakis
                                 -------------------------------------
                                 Title: Manager - Operations

                             GENERAL ELECTRIC CAPITAL CORPORATION,
                               as Tranche A Lender

                             By: /s/Michael J. Tzougrakis
                                 -------------------------------------
                                 Title: Manager - Operations

                             GENERAL ELECTRIC CAPITAL CORPORATION,
                               as Tranche B Lender

                             By: /s/ Michael J. Tzougrakis
                                 -------------------------------------
                                 Title: Manager - Operations

                             GENERAL ELECTRIC CAPITAL CORPORATION,
                               as Tranche C Lender

                             By: /s/ Michael J. Tzougrakis
                                 -------------------------------------
                                 Title: Manager - Operations

                             GENERAL ELECTRIC CAPITAL CORPORATION,
                               as Letter of Credit Issuer

                             By: /s/ Michael J. Tzougrakis
                                 -------------------------------------
                                 Title: Manager - Operations